As filed with the Securities and Exchange Commission on March 22, 2007

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________

GRAND TOYS INTERNATIONAL LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Hong Kong	Not applicable
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S Employer Identification Number)

Room UG202, Floor UG2,

Chinachem Golden Plaza,

77 Mody Road, Tsimshatsui East,

Kowloon, Hong Kong

 (Address of Principal Executive Offices)

___________________

Grand Toys International Limited

2004 Stock Option Plan

Grand Toys International, Inc. Amended and Restated Stock Option Plan

Option Agreement dated as of August 16, 2004 by and between Grand Toys International Limited and Elliot L. Bier

Option Agreement dated as of September 1, 2004 by and between Grand Toys International Limited and Elliot L. Bier

Option Agreement dated as of August 16, 2004 by and between Grand Toys International Limited and David J. Fremed

Option Agreement dated as of August 16, 2004 by and between Grand Toys International Limited and Tania M. Clarke

Option Agreement dated September 7, 2004 by and between Grand Toys International Limited and Willie Long Chi Wong

 (Full Title of the Plan)

___________________

CT Corporation System	Copy to:
111 Eighth Avenue	Paul J. Pollock, Esq.
New York, New York 10011	Katten Muchin Rosenman LLP
(212) 590-9332	575 Madison Avenue
(Name, Address and Telephone Number of Agent for Service)	New York, New York 10022
(212) 940-8800

___________________

CALCULATION OF REGISTRATION FEE

Title of Securities to Be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration fee (2)
Ordinary Shares, nominal value HK$1.00 per share, deposited as American Depositary Shares represented by American Depositary Receipts	1,558,024	$0.97	$1,511,283	$46.41
Ordinary Shares, nominal value HK$1.00 per share, deposited as American Depositary Shares represented by American Depositary Receipts	300,000	$0.97	$291,000	$8.93
Ordinary Shares, nominal value HK$1.00 per share, deposited as American Depositary Shares represented by American Depositary Receipts	300,000	$0.97	$291,000	$8.93
Ordinary Shares, nominal value HK$1.00 per share, deposited as American Depositary Shares represented by American Depositary Receipts	100,000	$0.97	$97,000	$2.98
Ordinary Shares, nominal value HK$1.00 per share, deposited as American Depositary Shares represented by American Depositary Receipts	300,000	$0.97	$291,000	$8.93
Ordinary Shares, nominal value HK$1.00 per share, deposited as American Depositary Shares represented by American Depositary Receipts	50,000	$0.97	$48,500	$1.49
Ordinary Shares, nominal value HK$1.00 per share, deposited as American Depositary Shares represented by American Depositary Receipts	300,000	$0.97	$291,000	$8.93

(1)

The aggregate of 2,908,024 ordinary shares being registered represents the sum of (i) 1,558,024 ordinary shares being registered under the Grand Toys International Limited 2004 Stock Option Plan, (ii) 300,000 ordinary shares being registered under the Grand Toys International, Inc. Amended and Restated Stock Option Plan, (iii) 300,000 ordinary shares being registered under the terms of that certain option agreement, dated as of August 16, 2004 by and between Grand Toys International Limited and Elliot L. Bier, (iv) 100,000 ordinary shares being registered under the terms of that certain option agreement, dated as of September 1, 2005 by and between Grand Toys International Limited and Elliot L. Bier (v) 300,000 ordinary shares being registered under the terms of that certain option agreement, dated as of August 16, 2004 by and between Grand Toys International Limited and David J. Fremed, (vi) 50,000 ordinary shares being registered under the terms of that certain option agreement, dated as of August 16, 2004 by and between Grand Toys International Limited and Tania M. Clarke, (vii)  300,000 ordinary shares being registered under the terms of that certain option agreement, dated September 7, 2004 by and between Grand Toys International Limited and Willie Long Chi Wong.  The ordinary shares are represented by a like number of American Depositary Shares. This Registration Statement covers an indeterminate number of additional ordinary shares as may be offered or issued from time to time as a result of the antidilution protections of these plans in accordance with Rule 416 under the Securities Act of 1933.

(2)     Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the American Depositary Shares evidencing the Grand Toys International Limited American Depository Receipts as quoted on the Nasdaq Small Cap Market on March 21, 2007.  One American Depositary share equals one ordinary share.

EXPLANATORY NOTE

Grand Toys International Limited has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933 to register its ordinary shares, nominal value HK$1.00 per share, deposited as American Depository Shares, or ADSs, represented by American Depository Receipts, or ADRs.  In addition, this Registration Statement is being filed for the purposes of registering ADRs for resale by the selling stockholders named in the prospectus filed as part of this Registration Statement.  The prospectus contained herein is intended to be a combined prospectus under Rule 429 of the Securities Act and has been prepared in accordance with the requirements of Part I of Form F-3 and, pursuant to General Instruction C of Form S-8, may be used for reoffers or resales of the ADRs that have been or will be acquired by the selling stockholders.

RE-OFFER PROSPECTUS

GRAND TOYS INTERNATIONAL LIMITED

2,908,024 American Depository Receipts

(each representing one ordinary share, par value HK$1.00)

This prospectus relates to the resale of up to 2,908,024 American Depository Shares, or ADSs, of Grand Toys International Limited, evidenced by American Depositary Receipts, or ADRs, each representing one ordinary share of Grand that have been issued, or may be issued in the future be issued, upon the exercise of options granted under Grand’s stock option plans and other stock option award.  The ADSs may be offered for sale from time to time by the selling stockholders named in this prospectus under the caption “Selling Stockholders.”

We will not receive any proceeds from the sale of the ADSs by the selling stockholders pursuant to this prospectus, other than the exercise price that will be paid to us upon the exercise of the stock options.  The selling stockholders may acquire the ADSs pursuant to grants under our stock option plans, and these stockholders may resell all, a portion, or none of the ADSs from time to time.  We have paid the expenses incurred in registering the ADSs, but all selling and other expenses incurred by each of the selling stockholders will be borne by that stockholder.

The selling stockholders and participating brokers and dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in which event any profit on the sale of shares by the selling stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

Our ADSs are quoted on the Nasdaq SmallCap Market under the symbol “GRIN.”  On March  21, 2007, the last reported sale price of our ADRs on the Nasdaq SmallCap Market was US$0.94 per ADS.

Investing in Grand’s ADSs involves risks.  See “RISK FACTORS” beginning on page 6.  You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2007

TABLE OF CONTENTS

ITEM	PAGE

GRAND TOYS INTERNATIONAL LIMITED	7 - 9
RISK FACTORS	10 - 22
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING
STATEMENTS	23
USE OF PROCEEDS	23
SELLING STOCKHOLDERS	23 - 24
PLAN OF DISTRIBUTION	24 - 25
DESCRIPTION OF SHARE CAPITAL	25 - 35
EXPERTS	35
LEGAL MATTERS	35
WHERE YOU CAN FIND MORE INFORMATION	35
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	36

GRAND TOYS INTERNATIONAL LIMITED

You should rely only on the information contained or incorporated by reference in this prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers.  Our business, financial condition, results of operations and prospects may have changed since that date.  Unless otherwise indicated, all references to the “Company”, “we”, “our” or “Grand” refer to Grand Toys International Limited and its subsidiaries.

Grand Toys International Limited is organized under the laws of Hong Kong.  Through our Hong Kong and U.S. operating subsidiaries, we develop, manufacture and distribute toy and toy-related products throughout the world; print and assemble books and specialty packaging; and develop and manufacture party goods.  We operate through four main subsidiaries:  Hua Yang Holdings Company Limited, Kord Holdings Inc., Playwell International Limited and Grand Toys International, Inc., which we refer to as Grand US.  We were formerly a subsidiary of Grand US.  We became the parent of Grand US on August 16, 2004, pursuant to a reorganization merger.  Immediately after the reorganization merger, we acquired Playwell.

On March 1, 2005, Grand US acquired International Playthings, Inc., which we refer to as IPI, a New Jersey-based U.S. toy distributor.

On December 23, 2005, we purchased Hua Yang and Kord, which were owned by Cornerstone Beststep International Limited, a subsidiary of Cornerstone Overseas Investments Limited.

We were incorporated in Hong Kong on October 15, 2003, although we did not commence actual operations until the completion of the reorganization merger of Grand US and the Playwell acquisition on August 16, 2004.  Our executive offices are located at 77 Mody Road, Tsimshatsui East, Kowloon, Hong Kong, telephone number +852.2866.8323.

Grand Toys International Limited is the holding company of a group of operating subsidiaries, which includes manufacturing and distribution segments:

Manufacturing:

•

Hua Yang and subsidiaries - Printing & Packaging

•

Kord  - Party Goods

•

Gatelink - Mould manufacturing (ceased operations in June 2006)

Distribution:

•

Grand US and subsidiaries  -  North America toy distribution (As of December 2006, all North American mass market distribution was discontinued and only specialty toy distribution through IPI remains.)

•

Playwell and subsidiaries -  Worldwide toy distribution

Our overall strategy is to:

•

Sustain and maintain current profitable business segments;

•

Grow through the development, distribution and sale to global retail markets of innovative products at competitive prices; and

•

Grow through the acquisition of complementary companies that fit into our vertically-integrated structure.

Operating Subsidiaries

Playwell

Playwell is a Hong Kong limited company formed in 2000 which, through its subsidiaries and predecessor has been active in the toy business for over 30 years.  As of December 31, 2006, Playwell was a holding company with three operating subsidiaries:

•

Hong Kong Toy Centre Ltd., which we refer to as HKTC, which, since 1969, develops products for sale under the Playwell brand and supervises the outsourced manufacture in the PRC of Playwell branded products and products designed by customers of HKTC for sale under their own brands;

•

Great Wall Alliance Ltd., which holds Playwell trademarks; and

•

Asian World Enterprises, Co., Ltd., which holds intellectual property licenses from The Walt Disney Company and other third parties.

Grand US

Grand US is a Nevada corporation which, through its subsidiaries, has been engaged in the toy business for over 45 years.  The March 1, 2005 acquisition by Grand US of IPI substantially increased Grand US’ distribution capabilities to the toy retailers throughout North America.  Prior to that acquisition, Grand US’ focus was mainly distribution of toys throughout Canada through its Canadian subsidiary, Grand Toys Ltd., the operations of which were terminated in 2006.  Expansion efforts have been focused on expanding product offerings through the development of proprietary products and expanding geographically outside of Canada. Grand US has, for many years distributed products for Toy Biz Inc. and Toy Biz Worldwide, an entity controlled by Mr. Jeff Hsieh, the beneficial owner of a majority of Grand’s ordinary shares, including the Marvel line of products, the largest source of Grand US' revenues prior to 2004.  Toy Biz’s arrangement to distribute the marvel line of products in Canada terminated in 2006.

As of December 2006, all North American mass market distribution was discontinued and thus, Grand US' only remaining area of operation is distribution of proprietary and licensed toys to the mass and specialty retail market in North America through IPI.

Hua Yang

Hua Yang is a Cayman Islands company which, through its operating subsidiaries and predecessors in Hong Kong and China, has since 1935 engaged in specialty printing for children’s books and games, and produces toy and gift marketing-related specialty printing and packaging.  Hua Yang has an established track record in the printing and packaging business and is recognized as a high-quality industry leader in southern China.  Its two operating segments can be broken into sub-segments, as follows:

Books and Board Games:

•

Design and production of a range of paper-based novelty items such as pop-up books, touch-and-feel books, and board books for major publishers in the U.K., U.S. and Europe; and

•

Production of jigsaw puzzles and board games primarily on an OEM basis (For example: Cranium™).

Packaging Products:

•

Design and production of high-end promotional parfumerie packaging, value-added gift packaging, fashion packaging, and confectionary packaging for luxury branded goods customers such as LVMH; and

•

Design and production of low-end packaging of toy products for the mass market (for example: Barbie™ and Leap Frog™).

In February 2005, Hua Yang acquired the business and assets of Eastern Raiser Printing Co Ltd., a former subcontractor of Hua Yang which specializes in printing and packaging of toys, action figures, games, recreational products and other toy-related products for third parties.

Kord Holdings Inc.

Kord Holdings, Inc. is a British Virgin Islands company which, through its Hong Kong operating subsidiaries, is one of the largest party good manufacturers in the world with over 3,000 employees and over 500,000 square feet of manufacturing space.  Founded in 1972, Kord produces a broad range of party and paper goods and offers comprehensive lines of party products and accessories to major importers and superstores overseas, either under its own “KORD” brand (approximately 50% of sales) or on a OEM basis (approximately 50% of sales).

Kord has over 20,000 designs in key product groups including generic party products, decorative products, disposable products and latex masks.   Generic, decorative, and disposable products account for more than 90% of total sales and include paper cups, paper plates, table covers, napkins, hats, horns, banners, invitations and decorations.

Kord is also a licensed manufacturer of party products related to certain Disney-branded characters.  Kord works closely with importers, distributors, party superstores and international retail chains on ODM and OEM projects all over the world.

RISK FACTORS

Investing in our ADRs is very risky.  You should consider the following risk factors in evaluating whether to invest in our ADRs. These factors should be considered in conjunction with the other information contained in this prospectus and the documents incorporated herein by reference.  If any of the following risks actually occur, our business, financial condition or results of operations may be seriously harmed.

We are controlled by Mr. Jeff Hsieh Cheng and this control could adversely affect actions that may be beneficial to our other shareholders

Mr. Jeff Hsieh Cheng, our chairman and chief executive officer, through entities owned by him holds approximately 85.47% of our outstanding ADSs on a fully diluted basis assuming conversion of all our outstanding preference shares, all of which are beneficially owned by Mr. Hsieh through Centralink Investments Limited and Cornerstone Beststep International Limited, and the exercise of all of our outstanding options and warrants.  Accordingly, Mr. Hsieh has the ability to control our affairs, including the outcome of all matters requiring shareholder approval such as the election and removal of our entire board of directors, and any merger, consolidation or sale of all or substantially all of our assets.  This concentrated control gives Mr. Hsieh the right to decide whether we should proceed with any action, even if those actions might be beneficial to all shareholders.  It also could discourage others from initiating any potential merger, takeover or other change of control transaction.  As a result, the market price of our ADSs could be adversely affected.

If Mr. Hsieh’s ownership percentage reaches 90%, our minority shareholders may be forced to sell their shares

Under Hong Kong law, Mr.  Hsieh could, through a company, make a general offer to acquire all of our outstanding ordinary shares (represented by our ADSs) not already beneficially owned by him.  If such company acquires not less than 90% of our ordinary shares in respect of which the offer is made, it may require the owners of the remaining ordinary shares to transfer such shares to it.   In such circumstances, Mr. Hsieh would therefore be able to force our minority shareholders to sell their ADSs.  Based upon our current ADS price, and assuming the outstanding options and warrants that are below the current price are not exercised, Mr. Hsieh would have approximately 90% of the outstanding ADSs if he converts all of the preference shares owned by him.  Mr. Hsieh has in the past mentioned to several members of our Board that he may be interested in acquiring all the ADSs that he does not currently own.  Although we have not been presented with any documentation stating his intention to buy out our minority interests, should Mr. Hsieh initiate or support such an effort in the future, minority shareholders may be forced to sell their ADSs in the circumstances described above.

We may not be able to obtain sufficient funding for our working capital needs

We maintain working capital facilities for our operations.  All of our loan facilities are uncommitted and the lenders have the right to withhold extending credit in their sole discretion.  In addition, these facilities have certain financial covenants that must be maintained.  As of December 31, 2005, IPI was not in compliance with certain covenants of its then current lender.   During 2006, IPI secured a new US$13 million Senior Secured Revolving Credit Facility with Citi Commercial Asset Based Finance, a division of Citicorp North America, Inc. on December 21, 2006.  If IPI cannot maintain the new financial covenants, they risk default and cancellation of the facility.

One of the lending institutions used by Hua Yang ceased extending credit to Hua Yang in December 2005, but agreed to allow Hua Yang to gradually pay down outstanding balance by October 2006.   Hua Yang is in the process of securing alternative banking facilities to satisfy its working capital needs.  However; the failure to do so could significantly hinder Hua Yang’s operations.

We generally fund our corporate overhead from cash flow from our subsidiaries’ operations.  However, new credit facilities being negotiated by us for our subsidiaries may contain restrictions on transferring funds from these subsidiaries to us.  If this occurs, it may be difficult for us to satisfy our corporate overhead or other cash requirements or to use funds from one subsidiary to meet temporary working capital needs of another subsidiary.

Our Asian credit facilities are dependent in part on guarantees extended by Mr. Hsieh

Our Asian credit facilities are guaranteed by Mr. Hsieh.  A change in Mr. Hsieh’s financial condition or his refusal to extend further guarantees could result in the Asian lenders’ refusal to extend credit to our Asian subsidiaries or demanding immediate repayment of outstanding credit balances.  Any change in our ability to borrow could result in our being forced to curtail or delay our business activities.

We are undergoing a restructuring to eliminate unprofitable operating divisions and focus on profitable divisions which, in the immediate future, will result in significant restructuring costs and impact our cash flow, profitability and earnings per ADS

After the acquisition of Hua Yang and Kord in December 2005, we considered restructuring our operating divisions to focus on the profitable divisions.   Subsequently, in June 2006, we terminated the operations of Playwell’s Gatelink subsidiary.   Playwell’s Gatelink subsidiary manufactured moulds for products developed by Playwell and on an OEM basis for third parties.   Historically, a significant portion of Gatelink’s operations involved making moulds for Marvel product lines licensed by Toy Biz Worldwide Ltd., a company controlled by Mr. Hsieh.   Toy Biz no longer has the rights to develop and distribute the Marvel line of products which eliminated Gatelink’s primary source of revenue.   In order to develop new business required to operate Gatelink profitably, we would have had to invest significant capital in new tooling equipment for Gatelink.  Management concluded that such an investment is not in our best interests as future profitability was uncertain and even if profits were generated from future operations, they might not be sufficient to offset the investment costs.  The termination of Gatelink’s operations will result in approximately US$100,000 of charges for fiscal 2006.

In July 2006, we decided not to renew an existing license agreement with Binney & Smith for the Crayola dough product line beyond December 2006.   The Crayola dough line was a key element of our plan to enter the U.S. mass market for toys.  The product line has been unprofitable, and we could not foresee this changing in the near future.  We are also discontinuing certain other product lines targeted towards the U.S. mass market and, in the future, we may de-emphasize our efforts to enter the U.S. mass market for toys.  The termination of the Binney & Smith license as well as the other product lines has resulted in charges of approximately US$10.5 million as a result of the write-off of goodwill and approximately US$2.0 million as a result of early amortization of intangibles relating to the Binney & Smith license in 2005, and we estimate that this will result in additional charges in 2006.

In October 2006, we decided not to continue distributing toy and toy-related products to the mass market in Canada and to cease the operations of our Canadian subsidiary, Grand Toys Ltd., which we refer to as Grand Canada, which conducted our Canadian mass market sales efforts.   For the year ended December 31, 2005, Grand Canada’s sales were approximately US$7.7 million and the operations resulted in a loss of US$334,000.  Management determined that future profitability of our Canadian mass market operations was uncertain.  We expect that the costs to close this operation, which include employee severance costs, and amounts relating to the lease in Montreal, could be as high as an aggregate of US$1.2 million in 2006 and 2007.

In October 2006, we began to consider terminating the operations of Playwell’s Hong Kong Toy Centre Limited, or HKTC, and Asian World Enterprises Co., Ltd., or Asian World, subsidiaries.  HKTC designs, develops and distributes plastic and wooden toys in the infant, preschool and activity toy categories under the Playwell brand and other third-party licensed brands.  Asian World holds licenses to develop toy and toy-related products, most of which are further sublicensed to, and manufactured and sold by, HKTC.   HKTC’s market is highly competitive and it has not been able to successfully capitalize on its licensed properties.   HKTC’s revenues for the years ended December 31, 2004 and December 31, 2005 were US$22.6 million and US$12.1 million, respectively.  HKTC’s operating income (loss) for the years ended December 31, 2004 and December 31, 2005 were US$1.8 million and (US$2.7 million), respectively.  The costs to close the operations of HKTC and Asian World, including satisfying minimum guarantee payments on certain license agreements and employee severance costs, may be recorded in fiscal 2006.

Although management expects that the termination of these operations should enhance our profitability in the long run, there can be no assurance that we will be able to sustain the long term profitability of our remaining operations.

If the market price of our ADSs falls below US$1.00 per ADS, we may be subject to future delisting from the Nasdaq SmallCap Market or may force us to recapitalize to prevent delisting

Our ADSs are listed on the Nasdaq SmallCap Market.   Nasdaq marketplace rules for continued listing require us to maintain a minimum bid price of not less than US$1.00 per ADS.   As of March 21, 2007 our minimum bid price was US$0.94 per ADS, and during the past year, we experienced periods in which our minimum bid price has been less than US$1.00 per ADS.  In the event that we fail to maintain the required minimum bid price for a period of 30 consecutive trading days and then maintain a minimum bid price above US$1.00 for 10 consecutive days within the next 180 calendar days, we will be subject to delisting from the Nasdaq SmallCap Market unless we regain compliance or provide a plan to regain compliance before the delisting date.

Further, even if we successfully adopt a plan to regain compliance, it will likely require a recapitalization of our ADSs in the form of a reverse stock split.   Companies which undergo such a recapitalization in the form of a reverse split have, in the past, suffered further erosion in market price even though a reverse stock split does not change the percentage of outstanding ADSs. Accordingly, either the delisting of our ADSs or the recapitalization of our ADSs may have a material adverse impact on the value and liquidity of our ADSs.

Our relationships and transactions with entities affiliated with Mr. Hsieh create various perceived, potential or actual conflicts of interest which could adversely affect our business or the market price or liquidity of our ADSs

We not only engage in business in the ordinary course with companies that are affiliated with Mr. Hsieh but, as in the case of the acquisitions of Kord and Hua Yang, have engaged in material transactions with businesses owned by Mr. Hsieh.  As a result, situations have in the past and may in the future arise where Mr. Hsieh would have the right to vote on transactions with affiliated companies that could benefit Mr. Hsieh and negatively impact us, or vice versa.   Although our board of directors works to ensure that all transactions between us and entities controlled by Mr. Hsieh are done on an arms-length basis to ensure that they are fair to and in the best interests of our shareholders, any perceived or actual conflict of interest in our management and/or the companies affiliated with Mr. Hsieh may discourage investors from investing in our ADSs, which may negatively impact the stock price or liquidity of our ADSs.

Entities affiliated with Mr. Hsieh have existing obligations to us which are past due and this has had an adverse impact on our cash flow

We engage in material transactions in the ordinary course with businesses owned and controlled by Mr. Hsieh.   As of December 21, 2006, entities affiliated with Mr. Hsieh owed us approximately US$500,000, most of which was outstanding for more than 90 days. This delay has negatively impacted our cash flow.

Centralink and Cornerstone Beststep own all of our Preference Shares which could further restrict our ability to secure additional investment

In May 2005, we issued to Centralink 2,000,000 Series A Preference Shares and in December 2005, we issued to Cornerstone Beststep 10,840,598 Series B Preference Shares.  The provisions of the Preference Shares contain provisions protective to Centralink and Cornerstone Beststep, including liquidation preferences and, in the case of the Series A Preference Shares,  preemptive rights to acquire our shares if we determine to issue additional shares.  The existence of these preference shares could affect the market price of our ADSs, may discourage potential investors from investing in us or otherwise make it more difficult for us to issue additional equity securities.

Our acquisition strategy has resulted in our incurring significant acquisition costs and increased overhead costs that have had and will continue to have an impact on our operating results

We began a strategy of growth through acquisition in August 2004 when we completed our reorganization merger between Playwell and Grand US.  Since we began our acquisition strategy, we have incurred direct transactional acquisition costs of approximately US$7,747,000, including the costs associated with the reorganization merger and Playwell acquisition in 2004.  Our ADS holders have incurred dilution as a result of the issuance of these preference shares that were issued in connection with our acquisitions of IPI, Kord and Hua Yang, and will continue to incur further dilution as dividends on these preference shares are paid in additional ordinary shares.  Our acquisition strategy has also required us to maintain certain levels of overhead required to follow our acquisition strategy and to maintain our operations.  For the years ended December 31, 2005 and 2006, these transaction expenditures, some of which have not been capitalized, and related overhead has negatively impacted our results and will continue to do so in the near future.  If the long-term benefits of these acquisitions do not exceed the short-term costs associated with the acquisitions and the associated overhead, our financial results, including earnings per share, could continue to be negatively impacted.

Our attempts to acquire other companies may not prove fruitful, or even if successful could have an adverse effect on our liquidity and earnings

The goal of our acquisition strategy was to expand our business and product offerings.  Beginning with our acquisition of Playwell following our reorganization merger in August 2004, we have made four acquisitions in the past two and one-half years, including our acquisitions of Hua Yang and Kord in December 2005.  We are not actively seeking any additional future acquisitions; however, if an opportunity arises, future acquisitions may be pursued.

Future acquisitions involve known and unknown risks that could adversely affect our future revenues and operating results.   For example:

•

We may fail to successfully integrate our acquisitions in accordance with our business strategy;

•

We compete with others to acquire companies.  This may result in decreased availability or increased prices for suitable acquisition candidates;

•

We may ultimately fail to consummate an acquisition but will still have to pay the costs associated with the potential acquisition;

•

Potential acquisitions may divert management’s attention away from our primary product offerings, resulting in the loss of key customers and/or personnel and expose us to unanticipated liabilities;

•

We may not be able to retain the skilled employees and experienced management that may be necessary to operate the businesses which we may acquire and, if we cannot retain such personnel, we may not be able to locate or hire new skilled employees and experienced management to replace them; and

•

We may not realize economies of scale through the elimination of certain redundant administrative and overhead costs.

We may be adversely affected by the seasonal aspect of our business

Our business is seasonal and a majority of our sales take place in the third and fourth quarters of our fiscal year.  Therefore, our annual operating results will depend, in large part, on sales during the relatively brief holiday season from September through December.   Further, the impact of seasonality is increasing as large retailers become more efficient in their control of inventory levels through quick response management techniques.  Rather than maintaining large on-hand inventories throughout the year to meet consumer demand, these customers are timing reorders so that they are being filled by suppliers closer to the time of purchase by retail customers, which to a large extent occur during September through December.  While these techniques reduce a retailer's investment in inventory, they increase pressure on suppliers like us to fill orders promptly, thereby shifting a significant portion of inventory risk and carrying costs to the supplier.  The limited inventory carried by retailers may also reduce or delay retail sales.  Additionally, the logistics of supplying more and more products within shorter time periods increases the risk that we may fail to achieve tight and compressed shipping schedules.  This seasonal pattern requires significant use of working capital mainly to manufacture inventory during the portion of the year preceding the holiday season, and requires accurate forecasting of demand for products during the holiday season.  Our failure to accurately predict and respond to consumer demand could result in our under-producing popular items and overproducing less popular items.

Our operating results may be highly volatile which could have a material adverse impact on our results of operations

The toy and toy related industries in which we operate is known for a high level of volatility as a result of changing consumer tastes, competition and over-saturation of popular products.  Playwell and Grand US have both experienced significant volatility in their results in their past histories. While we have recently diversified into specialty toy distribution, packaging and party good categories to reduce volatility, there can be no guarantee that this history of volatility will not continue.

We are dependent upon key personnel whose loss may adversely impact our business

We rely on the expertise, experience and continued services of our senior management employees, including Jeff Hsieh, who is our chief executive officer and chairman of the board, and Kevin Murphy who is our chief operating officer, a member of our board and general manager of Hua Yang, and Li Sang Tung, who is general manager of Kord.  Each of these individuals has acquired specialized knowledge and skills with respect to our operations and most decisions concerning our business will be made or significantly influenced by them.  We are not the beneficiary of any "key man" insurance on the life of any of these persons. The loss of some of these senior management employees without a suitable replacement, or an inability to attract or retain other key individuals, could materially adversely affect us.

Growth in our business is dependent, to a large degree, on our ability to retain and attract such employees. We seek to compensate and incentivize our key executives, as well as other employees, through competitive salaries and stock option and bonus plans, but there can be no assurance that these programs will allow us to retain key employees or hire new key employees.  As a result, if any of these individuals were to leave, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor obtains the necessary training and experience.

Certain members of our management team do not perform duties exclusively for us and, as a result, their attention may be diverted from our business

Although certain members of our management team are engaged by us under written employment or consulting agreements, the terms of these employment or consulting agreements permit them to perform services for we on a non-exclusive basis.   Mr. Hsieh does not have a written agreement with us and devotes a significant portion of his time to Cornerstone, its subsidiaries and other companies.  In the future, we may make similar non-exclusive arrangements with other senior management employees. These other business activities could divert their attention from or otherwise interfere with their future availability to, and efforts on behalf of, us.

In order to maintain our business, we will depend on obtaining and maintaining licenses for the manufacture and distribution of products

We have entered into various licenses and royalty agreements in which we pay fees in exchange for rights to the use of product inventions or trademarked names, shapes and likenesses for use in development of our product lines. We are constantly seeking additional licenses and distribution agreements.  These agreements generally include minimum fee guarantees based on a reasonable expectation of the product sales to be generated throughout the life of the agreement.   As is customary in the toy business, some of these projected expectations have not materialized and we pay unearned fees as a result.   In addition, when licenses do not meet expectations, we have to write-off all or part of the value of the licenses resulting in a charge against our net income.   Unrecouped license fees or minimum guarantees have recently become a more significant problem as we wrote-off approximately US$465,000 in 2005 and will be required to write-off certain amounts in 2006 from our licenses for products targeted for the U.S. mass market which we have determined to de-emphasize.

License and royalty agreements are also mostly for fixed terms and often contain performance-related covenants.  There is no assurance that we will be able to maintain or extend the rights of our existing licenses.  The failure to renew these license agreements or any difficulty in entering into other license agreements with other entertainment companies will have an adverse effect on our business and results of operations.

Because the life cycle for toy products is usually very short and consumer preferences are unpredictable, our business may be adversely affected by our inability to develop or secure the right to distribute new products

Our business and operating results will depend largely upon the appeal of the products we manufacture and sell.  Consumer preferences in the toy and toy-related industries are highly subjective, and there can be no assurance that consumers will continue to find our existing or new products appealing.   As a result of changing consumer preferences, many products are successfully marketed for only one or two years.  Our continued success will depend on our ability to redesign, restyle and extend our existing toy and fashion accessory products and to develop, acquire the right to, introduce and gain customer acceptance of new products.   A decline in the popularity of our existing products and product lines or the failure of new products and product lines to achieve and sustain market acceptance could result in reduced overall revenues and margins, which could have a material adverse effect on our business, financial condition and results of operations.

If the market for new or existing products is less than expected, we may build excess quantities of certain products and subsequently may be required to sell inventory of such products at discounts which may be substantial or provide inventory provisions to mark the value of excess inventory quantities down to their estimated market value.

Introduction of new products by third parties whose products we distribute and manufacture, and market acceptance of these products, will have a significant impact on the success of our business

A significant portion of our business involves the distribution of toy, toy-related products and packaging for products developed by third parties and the contract manufacture of other companies’ products.  Our long-term operating results therefore depend, in part, on the ability of third parties to continue to conceive, design and market new products and upon continuing market acceptance of these third parties’ existing and future products.   In the ordinary course of their businesses, these third parties continuously develop new products and create additions to their existing product lines.  Significant delays in the introduction of, or their failure to introduce or market, new products or additions to their respective product lines would impair our results of operations.

Some of our products have limited life cycles and may be discontinued by a third party at any time. Accordingly, there can be no assurance that existing or future products of our customers will continue to receive substantial market acceptance.

We may fail to make new product introductions in a timely fashion, which could negatively impact our operating results

We design and develop our own proprietary products as well as products for third parties.  Once a new product is conceived, the principal steps to introduce the product include design, sourcing and testing of components, tooling, and purchase and design of graphics and packaging.   At any stage in the process, there may be difficulties or delays in completing the necessary steps to meet the contemplated product introduction schedule. It is, for example, common in new product introductions or product revisions to encounter technical and other difficulties affecting manufacturing efficiency and, at times, the ability to manufacture at all, that will typically be corrected or improved over a period of time with continued manufacturing experience and engineering efforts.   If one or more aspects necessary for introduction of products are not met in a timely fashion, or if technical difficulties take longer than anticipated to overcome, the anticipated product introductions will be delayed, or in some cases may be terminated.   Therefore, no assurances can be given that products will be introduced in a timely fashion.  Significant delays in the introduction of, or the failure to introduce, new products or improved products would have an adverse effect on our operating results.

Due to the highly competitive nature of our operations, we may have difficulty maintaining or increasing market share in the segments of the toy and toy-related industries in which we operate

IPI operates primarily in the specialty retail distribution market by distributing both proprietary toys and licensed toys in the North American market, focusing on toys for infants to teenagers.  There is no assurance that IPI can continue to maintain the same level of sales and shelf space for the specialty retail market, as the barriers for other distributors to enter the specialty retail toy market are relatively low.

Hua Yang faces significant competition in its business segments.  In "pop up" books, Hua Yang competes with contract manufacturers located in Southeast Asia and South America.  In novelty and board books as well as specialty packaging, Hua Yang competes with contract manufacturers located in Hong Kong and other parts of the PRC.  In addition, Hua Yang competes with customers that have the capability to manufacture their products internally.

We do not believe that there are any significant barriers to entry into the light manufacturing business in which Hua Yang and Kord operate.  Although Hua Yang and Kord seek patent, trademark, trade name or copyright protection for some of their products, neither Hua Yang nor Kord characterizes its business as proprietary.  Accordingly, additional participants may enter the market at any time.

Kord’s principal factory lease expires in 2007 and the failure to renew this lease would have a material impact on its operations

Kord leases its principal manufacturing facilities and these leases expire in the second half of 2007.  If Kord is unable to renew the leases, it would be forced to relocate and improvements made by Kord would revert to the owner of the facilities.   No assurance can be given as to the ability of Kord to renew its leases of existing facilities on acceptable terms, and the inability to do so would result in Kord incurring significant expenditures for relocation and improvements to new facilities.  This relocation and additional costs could have a material adverse effect on our business, financial condition and results of operations.

The operation of the Hua Yang Facility is dependent on third parties not under our control

Hua Yang’s principal manufacturing facility is owned and operated by a co-operative joint venture in which Hua Yang has a majority interest.  The other party to this contractual joint venture is an entity that is controlled by PRC governmental authorities.  The efficient and cost-effective operation of the Hua Yang facility depends upon the cooperation and support of PRC authorities and the joint venture partner.  Should a dispute develop between Hua Yang and its joint venture partner, there can be no assurance that Hua Yang would be able to enforce its understanding of its agreements or interests with its joint venture partner, which could result in a significant loss of, or depreciation in the value of, the Hua Yang facility. Hua Yang’s investment in the Hua Yang facility is significant and it could not be replaced without considerable new investment, if at all.  The lack of cooperation by Hua Yang’s joint venture partner could subject Hua Yang to additional risks and costs, including the interruption or cessation of its present operations in the PRC, all of which would have a material adverse effect on Hua Yang’s business, financial condition and results of operations.

Hua Yang’s and Kord’s operations depend on access to raw materials which must be available in significant quantities and reasonable prices in order for their operations to be conducted profitably

Hua Yang and Kord use various plastic resins, paper, ink and glue in their manufacturing operations.  Hua Yang’s and Kord’s financial performance is dependent, to a substantial extent, on the cost of such raw materials. The supply and demand for both plastic resins and the petrochemical intermediates from which plastic resins are produced are subject to cyclical and other market factors and may fluctuate significantly.  As a result, the cost of raw materials to Hua Yang and Kord is subject to substantial increases and decreases over which Hua Yang and Kord have no control except by seeking to time their purchases in order to take advantage of favorable market conditions.  In the past, Hua Yang and Kord have experienced significant increases in the price of certain raw materials, which resulted in an increase in Hua Yang’s and Kord’s production costs that Hua Yang and Kord were not able to pass on fully to their respective customers.  To the extent that future increases in the cost of raw materials cannot be passed on to customers, such increases could have a material adverse effect on Hua Yang’s and Kord’s results of operations and financial condition.

Hua Yang and Kord purchase their raw materials from a limited number of suppliers.  Hua Yang and Kord have no formal written agreements with any of their suppliers.  No assurance can be given that Hua Yang and Kord will be able to obtain sufficient quantities of such raw materials to meet their needs.  Any lack of sufficient raw materials for their needs would have a material adverse effect on Hua Yang’s and Kord’s business, financial condition and results of operations.

We may not be able to protect our intellectual property

On occasion in the toy industry, successful products are "knocked-off" or copied.  While we strive to protect our intellectual property, there can be no guarantee that knock-offs will not have a significant negative effect on our business.  In addition, intellectual property laws are less developed in China than in the U.S., and historically, China has not protected companies' intellectual property rights to the same extent as the U.S.   The costs incurred in protecting our intellectual property rights could be significant and there is no assurance that we will be able to successfully protect our rights.

We may be subject to product liability claims which, if not covered by adequate insurance, could result in our becoming responsible for paying substantial amount of damages, which could adversely impact our business, financial condition and results of operations

We are subject to product liability claims relating to the products we manufacture and distribute.  Since some of our products are manufactured for infants and pre-school children, safety has been a major concern in the products that we design, develop and manufacture.  However, we cannot assure total safety of our products and therefore can be subject to possible claims for injury or damage, some or all of which may not be covered by insurance.  A successful claim brought against us by a customer which is not covered by insurance or the adverse publicity that could accompany any such claim could have a material adverse effect on our business, financial condition and results of operations.

We are subject to many U.S. regulations when exporting toy products into the U.S. that could result in the exclusion of some of our products from U.S. markets

We and our U.S. distribution customers are subject to the provisions of the U.S. Federal Hazardous Substances Act and the U.S. Federal Consumer Product Safety Act when importing or producing toys to be sold in the U.S.  These laws empower the U.S. Consumer Product Safety Commission, or the CPSC, to protect consumers from hazardous toys and other articles. The CPSC has the authority to exclude products from the market that are found to be unsafe or hazardous, and can require a recall of such products under certain circumstances.  Similar laws exist in some states and cities in the U.S., as well as in foreign jurisdictions. We design and test the products we purchase or manufacture for compliance with regulatory standards.  However, there can be no assurance that our products will not be found to violate applicable laws, rules and regulations, which could have a material adverse effect on our business, financial condition and results of operations.  In addition, there can be no assurance that more restrictive laws, rules and regulations will not be adopted in the future, or that our products will not be marketed in the future in countries with more restrictive laws, rules and regulations, either of which could make compliance more difficult or expensive, and which could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to tariffs and quotas that could restrict our ability to export products to the U.S.

A substantial portion of our products are expected to be shipped to customers in the U.S.  The U.S. may, from time to time, impose new quotas, duties, tariffs, or other charges or restrictions, or adjust presently prevailing quota, duty or tariff levels, which could adversely affect our ability to continue to export products to the U.S. at the expected or increased levels.  We cannot predict what regulatory changes may occur, if any, or the type or extent of any financial impact on us that such changes may have in the future.  In addition, various forms of protectionist trade legislation have been proposed in the U.S.  Adverse changes in tariff structures or other trade policies could have a material adverse effect on our business, financial condition and results of operations.

The market price of our ADSs is expected to be volatile

Market prices of the shares of microcap stocks like ours, as well as the market price of stocks of toy and toy-related companies, are often volatile and our, and our predecessor’s historical stock price has reflected this volatility.  The trading price of our ADSs may be subject to wide fluctuations.  These broad market and industry fluctuations may result in the decline of the market price of our ADSs, regardless of our operating performance.

We expect that the market price of our ADSs will be, affected by many factors, including:

•

fluctuations in our financial results;

•

the actions of our customers and competitors;

•

new regulations affecting foreign manufacturing;

•

other factors affecting the toy industry in general;

•

announcements of new products by us or our competitors;

•

the operating and stock price performance of other companies that investors may deem comparable;

•

news reports relating to trends in our markets;

•

sales of our ADSs into the public market; and

•

volume of trading of our ADSs on NASDAQ.

It may be difficult for our ADSs to be sold at attractive prices

Our ADSs have generally experienced limited liquidity and trading volume and we are not covered by analysts and market makers.  This may or may not affect the future performance of our ADSs.  There can be no assurance that a more active trading market for our ADSs will develop or that, if developed, will be sustained. Further, there is no public market for our ordinary shares underlying the ADSs.  Many foreign issuers with market capitalization similar to that of us have been unable to sustain an active trading market for their securities.

In addition, the stock market in general has experienced extreme volatility that often has been unrelated to the operating performance of any company.  These broad market and industry fluctuations may result in the decline of the price of our ADSs, regardless of our operating performance.

Future sales of our ADSs by existing shareholders, option holders and warrant holders could result in a decline of the price of our ADSs

The market price of our ADSs could decline as a result of sales of a large number of our ADSs into the market, or the perception that these sales could occur.  There are currently options and warrants to purchase 2,880,076 of our ADSs outstanding, most of which are covered by the registration statement of which this prospectus is a part.  In addition, the preference shares are convertible into 31,951,606 ADSs and we intend to issue additional ordinary shares, being represented by ADSs, to satisfy our obligation to pay dividends on the preference shares.  Centralink and Cornerstone Beststep, subsidiaries of Cornerstone and the holders of the preference shares, have the right to demand registration of the ordinary shares underlying these ADSs.  If and when these options and warrants are exercised or the preference shares are converted and registered, there  might be  a depressive impact on the market price of our ADSs.  This might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

We do not expect to pay cash dividends

We have not paid any cash dividends on the ordinary shares underlying the ADSs and we do not expect to declare or pay any cash dividends in the foreseeable future.

It may be difficult to enforce civil liabilities against us

We are a Hong Kong company, and a substantial portion of our assets are located outside the U.S. In addition, all of our directors and most of our officers are residents outside the U.S., and all or a substantial portion of the assets of such persons are or may be located outside the U.S. As a result, it may not be possible for investors to effect service of process within the U.S. upon such persons, or to enforce against them or us judgments obtained in the U.S. courts predicated upon the civil liability provisions of the U.S. securities laws.  The availability in Hong Kong, in original actions or in actions for enforcement of judgments of U.S. courts, of remedies provided for under the U.S. securities laws will depend on relevant Hong Kong laws.

Risks Related to Doing Business in China

We are organized and based in Hong Kong, which is part of the PRC, and a significant portion of our operations and assets are located in the PRC.  The following addresses some of the risks associated with doing business in China.

Because China does not have a well developed, comprehensive system of laws, it may be difficult for us and our subsidiaries to protect or enforce legal rights

A majority of our assets and operations are located in China.  The Chinese legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents. Certain areas of the Chinese legal system, such as aspects of business law, are less developed than in common law jurisdictions like the U.S.  As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and vary from locality to locality.

In particular, the Chinese legal system relating to foreign investments is relatively  new and continually evolving, and  there cannot always be certainty as to the application of specific laws and regulations in particular instances.  Statements regarding  evolving policies on foreign investment have occasionally been conflicting, and any such policies, as administered, are likely to be subject to broad interpretation, discretion and modification, perhaps on a case-by-case basis.  As the legal system in China develops, foreign investors may be adversely affected by new laws, changes to existing laws (or interpretations thereof) and the preemption of provincial or local laws by national laws. Enforcement of existing laws may be sporadic and implementation and interpretation thereof inconsistent. Furthermore, when compared with their counterparts in other jurisdictions, the Chinese judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate laws exist in China, it may be impossible to obtain swift and equitable enforcement of such laws, or to obtain enforcement of a judgment by a court of another jurisdiction.  There can be no assurance that our current or future activities in China will have a high degree of security under China's legal system.

If we are not able to obtain appropriate governmental support and approvals in China, we may not be able to conduct our business activities as planned

 Our activities in China may by law be subject, in some circumstances, to administrative review and approval by various national and local agencies of the Chinese government.  Although we believe that the present level of support from local, provincial and national governmental entities enjoyed by us benefits our operations in connection with administrative review and the receipt of approvals, there is no assurance that such approvals, when necessary or advisable in the future, will be forthcoming.  The inability to obtain such approvals could have a material adverse effect on our business, financial condition and results of operations.

  If the exchange rate for the Hong Kong Dollar ceases to be fixed against the U.S. Dollar, we would be subject to potentially significant adverse exchange rate risks

The Hong Kong dollar has remained relatively constant against the U.S. dollar due to the U.S. dollar peg and currency board system that has been in effect in Hong Kong since 1983. One U.S. dollar is pegged to US$7.80 HK dollar under that system. There can be no assurance that such currency peg of the Hong Kong dollar to the U.S. dollar will be maintained in the future.  Because our corporate headquarters are located in Hong Kong, a large proportion of our administrative and business expenses are denominated in Hong Kong dollars and a large proportion of our revenues is expected to be in U.S. dollars from the sale of toy products to the U.S.   Should the currency peg cease to be maintained and the exchange rate between the Hong Kong dollar and the U.S. dollar be allowed to float, our business and results of operations may be negatively impacted.

A change in currency exchange rates could increase our costs relative to our revenues

Our sales are mostly denominated in U.S. dollars or Euros. The majority of our expenses are denominated in Hong Kong dollars, followed by Chinese renminbi, the currency of the PRC, Euros and U.S. dollars.   As a result, we will be subject to the effects of exchange rate fluctuations with respect to any of these currencies and the related interest rate fluctuations.  Fluctuations in the exchange rate of the U.S. dollar against the respective foreign currencies could have a significant impact on our revenues, results and financial condition. A rise in the value of the foreign currencies relative to the U.S. dollar will increase our relative production costs and decrease the relative value of our revenue, thereby reducing our operating margins.  Furthermore, should the U.S. dollar weaken, our products could become more expensive in the U.S. even if the prices of the products in Hong Kong dollars remain unchanged, which could further adversely affect our revenues. Currently, we have not entered into agreements or purchase instruments to hedge our exchange rate risks.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus contain some forward-looking statements.  Forward-looking statements give our current beliefs or expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these statements include, among other things, statements relating to:

•

our business strategy;

•

the development of our products; and

•

our liquidity.

Such statements involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements express or implied by such forward-looking statements.  Important factors that could cause or contribute to such differences include our ability to successfully develop and commercialize additional products, the introduction of competing products, the impact of competition from customers that sell their own brand products under private-label brands, our inability to successfully identify, consummate and integrate acquisitions, our potential exposure to product liability claims, the fact that we have operations outside the United States that may be adversely affected by terrorism or major hostilities, fluctuations in currency, exchange and interest rates, operating results and other factors that are discussed in this report and in our other filings made with the SEC.

We undertake no obligation to publicly update any forward-looking statements or other information contained in this report, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any additional disclosures we make in our annual reports and our 6-K reports to the SEC.  Also note that we provide a cautionary discussion of risks and uncertainties under “Risk Factors” above.  These are factors that we think could cause our actual results to differ materially from expected results.  Other factors besides those listed here could also adversely affect us.  This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of ADSs by the selling stockholders, which may be sold under this prospectus, although the ADSs issuable upon exercise of the options will be subject to the payment to us of the option exercise price.  All expenses of registration incurred in connection with this registration statement will be borne by us, but all selling and other expenses incurred by a selling stockholder will be borne by the selling stockholder.

SELLING STOCKHOLDERS

This prospectus also relates to 1,250,000 ADSs issuable upon exercise of options, which may be offered for sale from time to time by certain of our present and former officers and directors listed below, who acquired or will acquire the ADSs pursuant to our stock option plans.  The selling stockholders may resell all, a portion, or none of the ADSs from time to time.

Information regarding the selling stockholders, including the number of ADSs offered for sale, may change from time to time and any changed information will be set forth in a prospectus supplement to the extent required.

Name of Selling Stockholder	Position	Number of ADSs Beneficially Owned (1)	Number of ADSs covered by this prospectus (2)	Number of ADSs to be beneficially owned if all ADSs offered hereby are sold

Elliot L. Bier	Former Deputy Chief Executive Officer and Chairman of Grand Toys International Limited	602,250	601,750	500

David J. Fremed	Executive Vice President and Chief Financial Officer, Grand Toys International Limited	408,293	407,293	1,000

Tania M. Clarke	Vice President of Finance of Grand Toys International Limited; and Chief Financial Officer of Grand Toys International, Inc.	127,239	127,239	0

Willie Wong	Former President, Hong Kong Operations of Grand Toys International Limited	300,000	300,000	0

(1)

Based on information furnished by the respective selling stockholders as of March  21, 2007.  Under applicable rules, ADSs are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the ADSs, whether or not he or she has any economic interest with respect to the ADSs.  Includes ADSs beneficially owned by members of the immediate families of the selling stockholders residing in their homes and also includes all ADSs issuable upon the exercise of options granted under our stock option plans, whether or not exercisable or vested as of, or within 60 days of, the date of this prospectus.

(2)	Includes all ADSs issuable upon the exercise of options granted under our stock option plans, whether or not exercisable or vested as of, or within 60 days of, the date of this prospectus.

Any selling stockholder may from time to time sell under this prospectus any or all of the ADSs owned by him or her.  Because the selling stockholder is not obligated to sell any or all of the ADSs held by him or her, we cannot estimate the number of ADSs that the selling stockholder will beneficially own after this offering.

PLAN OF DISTRIBUTION

The selling stockholders may sell the ADSs covered by this prospectus on the Nasdaq SmallCap Market, on any stock exchange on which the ADSs may be listed at the time of sale or otherwise, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the ADSs may be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any discounts, commissions, concessions or profit they make on any resale of the ADSs may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.  The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

In addition, any ADSs covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under those rules rather than pursuant to this prospectus.  Additional information related to the selling stockholders and the Plan of Distribution may be provided in one or more supplemental prospectuses.

As described below under the heading “Description of Grand’s Share Capital”, the rights of holders of our ADSs may be impacted by our outstanding Series A and Series B Preference Shares.

DESCRIPTION OF GRAND’S SHARE CAPITAL

Our memorandum and articles of association, or our articles, and the Hong Kong Companies Ordinance (Ch. 32 of the Laws of Hong Kong) govern the rights and restrictions of our capital stock.  The following discussion is a summary of the rights, preferences and restrictions attaching to the classes of shares currently in issue.

General

Authorized Share Capital

Our authorized share capital is HK$100,000,000 divided into 100,000,000 shares of HK$1.00 each.  We have the power to increase to increase or reduce the authorized share capital and to issue any part of our capital, original or increased, with or without preference, priority or special privileges, or subject to postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to such power.

Issue of Shares

Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as our shareholders may by ordinary resolution determine.  Our directors may not exercise any power conferred on them to allot shares without the prior approval of our shareholders at a general meeting where such approval is required by Section 57B of the Companies Ordinance.

Changes to Rights of a Class or Series

Our articles provide that, if at any time our share capital is divided into different classes of shares, the rights attached to any class may, whether or not we are being wound up, be varied with the consent in writing of the holders of 75% in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Liability for Further Calls or Assessments

Unless any shares have been issued as unpaid or partly paid shares, we do not have the legal right to levy further calls or assessments on our existing shareholders.

Compulsory Acquisition of Shares Held by Minority Shareholders

An acquiring party would, in principle, be able to acquire compulsorily our shares held by minority shareholders in one of the following ways:

•

By a procedure under the Companies Ordinance known as a “scheme of arrangement.”  Such an arrangement would be proposed by us to our shareholders at a general meeting ordered by the Hong Kong Court of First Instance.  If a majority in number representing three-fourths in value of our shareholders present and voting either in person or by proxy at the meeting were to agree to the arrangement, the arrangement would, if subsequently sanctioned by the Court, be binding on all of our shareholders and on us.  Under such an arrangement, our minority shareholders could be compelled to sell their shares;

•

If another company were to make an offer to our shareholders and, within four months of making the offer, acquired not less than 90% of our shares for which the offer was made, the offeror could, at any time not later than five months after making the offer, give a written notice to non-accepting shareholders of its desire to purchase their shares.  Such non-accepting shareholders would then be bound to sell their shares on the terms of the offer.  A non-accepting shareholder would have a period of two months from the date of such written notice to apply to the Court for an order that he shall not be bound to sell our shares or to order terms of acquisition different from those of the offer.

Ordinary Shares

Voting

On a show of hands at any general meeting, every holder of our ordinary shares present in person shall have one vote.  On a poll every such holder shall have one vote for each ordinary share held by him.

Dividend Rights

We cannot pay dividends unless they are paid out of profits available for the purpose in accordance with the provisions of Part IIA of the Companies Ordinance.  Subject to such limitation, we may at a general meeting declare dividends, but no dividend shall exceed the amount recommended by the directors.  The directors may from time to time pay to the holders of ordinary shares such interim dividends as appear to the directors to be justified by our profits.  Any general meeting declaring a dividend may direct payment of such dividend wholly or partly by the distribution of specific assets.

Redemption and Conversion

Our outstanding ordinary shares are not, by their terms of issue, convertible into shares of any other class or series or subject to compulsory redemption either by us or the holders of our shares.

Preemptive Rights

Holders of our ordinary shares have no preemptive or preferential right to purchase any of our other securities.

Repurchase Rights

Our directors may, at their discretion, authorize our purchase of our shares of any class, at any price (whether at par or above or below par), as long as such purchase is made in accordance with the provisions of the Companies Ordinance and our articles.

Preference Shares

Dividends

Holders of our Series A Preference Shares have the right to receive cumulative preferred dividends at the rate of ten and one-half percent (10.5%) per annum on the amount of US$3.8375 per Series A Preference Share.  Holders of our Series B Preference Shares have the right to receive cumulative preferred dividends at the rate of four and three-quarters percent (4.75%) per annum on the amount of US$3.8375 per Series B Preference Share.  Dividends are payable semi-annually on each of 30th June and 31st December, and can be paid in our ADSs or cash.

Voluntary Conversion

Holders of our Series A Preference Shares have the right to convert the whole (and not part only) of their Series A Preference Shares into ordinary shares at any time.  Such ordinary shares would be represented by an equivalent number of our ADSs.  The conversion rate is 1.4023 ordinary shares/ADSs for each Series A Preference Share, or 2,804,600 ordinary shares/ADSs for 2,000,000 Series A Preference Shares.  The conversion rate is based upon a conversion price of US$2.7365 per Series A Preference Share, which conversion price equaled the average closing price of our ADSs for the 40 consecutive trading days ending on 28th February, 2005.

Holders of our Series B Preference Shares have the right to convert the whole (and not part only) of their Series B Preference Shares into ordinary shares at any time.  Such ordinary shares would be represented by an equivalent number of our ADSs.  The conversion rate is 2.6886899 ordinary shares/ADSs for each Series B Preference Share, or 29,147,006 ordinary shares/ADSs for 10,840,598 Series B Preference Shares.  The conversion rate is based upon a conversion price of US$1.427275 per Series B Preference Share, which conversion price equaled the average closing price of ADSs for the 30 consecutive trading days ending on 29th November, 2005.

Upon the conversion of preference shares, we are required to pay all accrued and unpaid dividends due in respect of the shares so converted; provided, however, that in lieu of paying cash dividends, we have the right to satisfy the accrued dividends by issuing such number of ordinary shares, to be represented by an equivalent number of Grand ADSs, as is determined by dividing the amount of the accrued dividends by the average closing price of Grand ADSs on the Nasdaq SmallCap market for the forty (40) consecutive trading days immediately prior to the conversion of the preference shares.

Our Conversion Rights

We have the right to require the conversion of the whole (and not part only) of preference shares held by any person if (i) our ADSs have traded at 105% of the applicable conversion price, or US$2.8733 per ADS, for at least 45 days prior to the date on which we give notice requiring conversion and (ii) in the case of the Series A Preference Shares, we shall have paid aggregate dividends to the holders of all Preference Shares of not less than US$767,500; provided, however, that the requirement in item (i) shall not apply after the occurrence of a public offering of securities by us resulting in proceeds of not less than US$50,000,000.

Liquidation Preference

Upon our liquidation, dissolution or winding, whether voluntary or involuntary, the holders of Preference Shares will have rights preferential to those of holders of ordinary shares.  Upon our liquidation, dissolution or winding, our assets available for distribution shall be applied:

•

first, to pay the holders of Series A Preference Shares an amount equal to US$3.8375 per Series A Preference Share, and if our the assets are insufficient to pay such amount, then pro rata to the holders (if more than one) of the Series A Preference Shares;

•

second, to pay to holders of Series A Preference Shares all arrears and accruals of preferential dividends;

•

third, to pay the holders of Series B Preference Shares an amount equal to US$3.8375 per Series B Preference Share, and if our assets are insufficient to pay such amount, then pro rata to the holders (if more than one) of the Series B Preference Shares;

•

fourth, to pay to holders of Series B Preference Shares all arrears and accruals of preferential dividends ; and

•

fifth, to pay the holders of ordinary shares any surplus assets which shall be distributed ratably among such holders according to the amounts paid up thereon.

Preemptive Rights

As long as there are more than 100,000 Series A Preference Shares outstanding, holders of Series A Preference Shares will have preemptive rights to purchase up to their respective pro rata shares of any securities offered by us to any third party, at the same price and on the same terms and conditions as we shall offer such securities to such third parties.  Such pre-emptive rights shall not apply to the issuance by us of ordinary shares, or by any depositary of our ADSs representing the same, or the grant of options in respect thereof, pursuant to any employee share option scheme in force at any time while such number of Preference Shares is outstanding.

Voting Rights

On a vote taken at any general meeting, holders of Preference Shares present in person shall be entitled to vote in the same manner as any holder of ordinary shares.   On a poll, holders of Preference Shares present in person or by proxy shall be entitled to such number of votes as is equal to the number of ordinary shares into which such Preference Shares are then convertible.  The holder of 2,000,000 Series A Preference Shares shall be accordingly entitled to have 2,804,600 votes.  The holder of 10,840,598 Series B Preference Shares shall be accordingly entitled to have 29,147,006 votes.

Meetings of Shareholders

Under the Companies Ordinance and our articles, we are required in each year to hold a general meeting as its annual general meeting in addition to any other meetings in that year and shall specify the meeting as such in the notices calling it.  Not more than 15 months shall elapse between the date of one annual general meeting and that of the next.  The annual general meeting shall be held at such time and place as our directors shall appoint.  Additional general meetings may be convened by our directors or by written request of shareholders holding not less than one-twentieth of our paid-up capital which carries the right of voting at our general meetings.

Quorum Requirements

Under our articles, a quorum for all general meetings shall be two shareholders, present in person or by proxy and holding at least 51% of our paid-up capital.

Actions by Written Consent

The Companies Ordinance provides that shareholders may generally take any action otherwise requiring a resolution in general meeting by written resolution signed by all such shareholders.   Our articles expressly authorize actions by such written resolutions of our shareholders.

Right of Non-Hong Kong Shareholders to Vote

No limitations are imposed by Hong Kong law or our articles on the right of persons who are not Hong Kong residents to hold any class of our shares or exercise voting rights in respect thereof.

Change of Control Transactions

The Companies Ordinance does not provide a statutory merger framework or procedure with regard to changes in control.  However, in connection with a reconstruction or amalgamation of any company or companies, a scheme of arrangement may be proposed to shareholders or creditors or any class of either and must be approved by a majority in number of such shareholders or creditors or relevant class of either who must, in addition, represent three-fourths in value of the shareholders, creditors or relevant class of either present and voting either in person or by proxy at any meeting convened for the purpose.  The convening of any such meeting and subsequently the proposed arrangement must be ordered or sanctioned by the Hong Kong Court of First Instance.  The court order must then be delivered to the Hong Kong Registrar of Companies and annexed to the relevant company’s articles of association.  Thereafter, the scheme of arrangement will be binding on all our shareholders or creditors (or relevant class of either).

Transfer Agent

The transfer agent and registrar for our ADSs is The Bank of New York.

DESCRIPTION OF GRAND HK AMERICAN DEPOSITARY SHARES

Set forth below is a summary of the deposit agreement among Grand, The Bank of New York, as depositary, which we refer to as the depositary, and the holders from time to time of our ADRs.  This summary is not complete and is qualified in its entirety by the deposit agreement, a copy of which has been filed as an exhibit to the Registration Statement on Form F-6 filed with the SEC on April 15, 2004. Additional copies of the deposit agreement are available for inspection at the corporate trust office of the depositary, 101 Barclay Street, New York, New York 10286.

American Depositary Receipts

ADRs evidencing a specified number of ADSs are issuable by the depositary pursuant to the deposit agreement.  Each ADR is a certificate evidencing a specific number of our ADSs.  Each ADS represents one ordinary share (or a right to receive one share) deposited with the principal Hong Kong office of Hong Kong & Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong.

ADRs may be owned either directly (by having an ADR registered in a holder’s name) or indirectly through a broker or other financial institution.  If ADRs are held directly, that person is an ADR holder.  This description assumes ADRs are held directly.  If ADRs are held indirectly, the beneficial owner must rely on the procedures of that owner’s broker or other financial institution to assert the rights of ADR holders described herein.

ADR holders are not treated as one of our shareholders and an ADR holder will not have shareholder rights. Hong Kong law governs shareholder rights.  The depositary will be the holder of our ordinary shares underlying the ADRs.  ADR holders will have the ADR holder rights described herein.

Dividends and Other Distributions

The depositary has agreed to pay to ADR holders the cash dividends or other distributions it or the custodian receives on shares other deposited securities, after deducting its fees and expenses.  ADR holders will receive these distributions in proportion to the number of shares the ADRs represent.

Cash.   The depositary will convert any cash dividend or other cash distribution we pay on our shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States.  If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is possible to do so.  It will hold the foreign currency it cannot convert for the account of the ADR holders who have not been paid.  It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, the depositary will deduct any withholding taxes that must be paid.  It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, ADR holders may lose some or all of the value of the distribution.

Shares.     The depositary may distribute additional ADRs representing any shares we distribute as a dividend or free distribution.  The depositary will only distribute whole ADRs.  The depositary will sell shares which would require it to deliver a fractional ADR and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADRs, the outstanding ADRs will also represent the new shares.

Rights to purchase additional shares.     If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available may make these rights available to ADR holders.  If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary may sell the rights and distribute the proceeds in the same way as it does with cash.  The depositary will allow rights that are not distributed or sold to lapse. In that case, ADR holders will receive no value for them.

If the depositary makes rights available to ADR holders, it will exercise the rights and purchase the shares on the holder’s behalf. The depositary will then deposit the shares and deliver ADRs to the holder. It will only exercise rights if an ADR holder pays the exercise price and any other charges the rights require an ADR holder to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights.  For example, a holder of ADSs may not be able to trade these ADSs freely in the United States.  In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADRs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions.  The depositary will send to holders of ADSs anything else we distribute on deposited securities by any means it thinks is legal, fair and practical.  If it cannot make the distribution in that way, the depositary has a choice.  It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property.  However, the depositary is not required to distribute any securities (other than ADSs) to holders of ADSs unless it receives satisfactory evidence from us that it is legal to make that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.  We have no obligation to register ADSs, shares, rights or other securities under the Securities Act.  We also have no obligation to take any other action to permit the distribution of ADRs, shares, rights or anything else to ADR holders. This means that an ADS holder may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to holders of ADSs.

Deposit and Withdrawal

The depositary will deliver ADRs if a holder or a holder’s broker deposits shares or evidence of rights to receive ADR with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names a holder requests and will deliver the ADRs at its office to the persons a holder requests.

Holders of ADRs may surrender ADRs at the depositary’s office.  Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADR to the holder or a person a holder designates at the office of the custodian.  Or, at the holder’s request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

Voting Rights

Holders of ADRs may instruct the depositary to vote the shares underlying their ADSs, but only if we ask the depositary to ask for ADR holder instructions.  Otherwise, ADR holders will not be able to exercise voting rights unless a holder withdraws the underlying ordinary shares.  However, holders may not know about the meeting enough in advance to withdraw the ordinary shares.

If we ask for your instructions, the depositary will notify ADR holder of the upcoming vote and arrange to deliver our voting materials to you.  The materials will describe the matters to be voted on and explain how ADR holders may instruct the depositary to vote the shares or other deposited securities underlying the holders ADSs as a holder direct.  For instructions to be valid, the depositary must receive them on or before the date specified.  The depositary will try, as far as practical, subject to Hong Kong law and the provisions of our articles, to vote or to have our agents vote the shares or other deposited securities as a holder instructs.    The depositary will only vote or attempt to vote as a holder instructs or as described in the preceding sentence.

We cannot assure holders that they will receive the voting materials in time to ensure that a holder can instruct the depositary to vote a holder’s shares.  In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions.  This means that a holder may not be able to exercise the right to vote and there may be nothing a holder can do if the shares are not voted as a holder requests.

Fees and Expenses

Persons depositing shares or
ADR holders must pay:	For:
US$5.00 (or less) per 100 ADRs (or portion of 100 ADRs)	• Issuance of ADRs, including issuances resulting from a distribution of shares or rights or other property
• Cancellation of ADRs for the purpose of withdrawal, including if the deposit agreement terminates
US$.02 (or less) per ADR	• Any cash distribution to you
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADRs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADR holders

US$.02 (or less) per ADRs per calendar year (to the extent the depositary has not collected a cash distribution fee of US$.02 per ADS during that year)	• Depositary services
Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary in converting foreign currency to U.S. dollars
Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
Taxes and other governmental charges the depositary or the custodian have to pay on any ADR or share underlying an ADR, for example, stock transfer taxes, stamp duty or withholding taxes
Any charges incurred by the depositary or its agents for servicing the deposited securities	• No charges of this type are currently made in the Hong Kong market.

Payment of Taxes

The depositary may deduct the amount of any taxes owed from any payments to an ADR holder. It may also sell deposited securities, by public or private sale, to pay any taxes owed.  An ADR holder will remain liable if the proceeds of the sale are not enough to pay the taxes.  If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADRs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

• Change the nominal or par value of our shares

• Reclassify, split up or consolidate any of the deposited securities

• Distribute securities on the shares that are not distributed to you

• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of its assets, or take any similar action

The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

We may agree with the depositary to amend the deposit agreement and the ADRs without ADR holder consent for any reason.  If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADR holders, it will not become effective for outstanding ADRs until 30 days after the depositary notifies ADR holders of the amendment. At the time an amendment becomes effective, ADR holders are considered, by continuing to hold their ADRs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

The depositary will terminate the deposit agreement if we ask it to do so.  The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary bank within 60 days.  In either case, the depositary must notify ADR holders at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else,

•

advise ADR holders that the deposit agreement is terminated,

•

collect distributions on the deposited securities,

•

sell rights and other property, and

•

deliver shares and other deposited securities upon cancellation of ADRs.

One year or more after termination, the depositary may sell any remaining deposited securities by public or private sale.  After that, the depositary will hold the money it receives on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs.  It will not invest the money and has no liability for interest.  The depositary’s only obligations will be to account for the money and other cash.  After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we have agreed to pay.

Limitations on Obligations and Liability

The deposit agreement expressly limits our obligations and the obligations of the depositary.  It also limits our liability and the liability of the depositary.  We and the depositary:

•

Are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•

are not liable if either we are or the depositary is prevented or delayed by law or circumstances beyond the control from performing our obligations or the obligations of the depositary under the deposit agreement;

•

are not liable if either we exercise or the depositary exercises discretion permitted under the deposit agreement;

•

have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreement on behalf of an ADR holder or on behalf of any other person;

•

may rely upon any documents we believe or the depositary believes in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we have agreed to indemnify the depositary for acting as depositary, except for losses caused by the depositary’s own negligence or bad faith, and the depositary has agreed to indemnify us for losses resulting from its negligence or bad faith.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADR, make a distribution on an ADR, or permit withdrawal of shares or other property, the depositary may require:

•

payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•

satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•

compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADRs or register transfers of ADRs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or Grand HK thinks it advisable to do so.

Rights to Receive the Shares Underlying the ADRs

ADR holders have the right to surrender their ADRs and withdraw the underlying shares at any time except:

•

When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed its transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•

When ADR holders seeking to withdraw shares owe money to pay fees, taxes and similar charges; or

•

When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

EXPERTS

The consolidated financial statements and financial statement schedules, incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2005 have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of our ordinary shares and ADSs that may be sold pursuant to this prospectus will be passed on for us by Katten Muchin Rosenman LLP and J. Chan, Yip, So & Partners, U.S. counsel and Hong Kong counsel, respectively, to us.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus.   We file annual and current reports and other information with the SEC.  You may read and copy all or any portion of the registration statement and any reports, statements or other information filed by us at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other regional offices.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxies, information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and filed electronically with the SEC.  Our SEC filings are available on this site.

We maintain a website at www.grand.com. You may access information about us on our site.  The reference to our web address does not constitute incorporation by reference of the information contained at such site.

Our ADSs are quoted on the Nasdaq SmallCap Stock Market under the symbol “GRIN.” You may inspect certain reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this Prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents (or parts thereof) filed by us with the SEC are incorporated by reference in this prospectus:

(1)

Our Annual Report on Form 20-F for the year ended December 31, 2005 (File Number: 333-114220);

(2)

All Reports of Foreign Private Issuer on Form 6-K filed by us with the SEC since December 31, 2005, including its Reports on Form 6-K filed on January 10, 2007 (two reports), January 9, 2007, November 30, 2006, November 16, 2006, July 18, 2006; July 3, 2006; and

(3)

The description of our ordinary shares with nominal value HK$1.00 per share and our ADSs representing the ordinary shares, contained in under the caption “Description of Capital Stock” contained in our Registration Statement on Form F-4 (Registration No. 333 114220) filed with the Commission on April 6, 2004, as amended.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment indicating that all of the ADSs have been sold, or deregistering all of the ADSs that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such reports and other documents.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We shall furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents).  Written or telephone requests for such documents should be directed to Jeff Hsieh, Chief Executive Officer, Grand Toys International Limited, Room UG202, Floor UG2, Chinachem Golden Plaza, 77 Mody Road, Tsimshatsui East, Kowloon, Hong Kong.  Our telephone number is (852) 2866-8323.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

Grand Toys International Limited (the “Company”) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the “Commission”).  The following documents, or portions thereof, filed by us with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement: The following documents (or parts thereof) filed by us with the SEC are incorporated by reference herein:

The following documents (or parts thereof) filed by us with the SEC are incorporated by reference in this prospectus:

(1)

Our Annual Report on Form 20-F for the year ended December 31, 2005 (File Number: 333-114220);

(2)

All Reports of Foreign Private Issuer on Form 6-K filed by us with the SEC since December 31, 2005, including its Reports on Form 6-K filed on January 10, 2007 (two reports), January 9, 2007, November 30, 2006, November 16, 2006, July 18, 2006; July 3, 2006; and

(3)

The description of our ordinary shares with nominal value HK$1.00 per share and our ADSs representing the ordinary shares, contained in under the caption “Description of Capital Stock” contained in our Registration Statement on Form F-4 (Registration No. 333 114220) filed with the Commission on April 6, 2004, as amended.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment indicating that all of the ADSs have been sold, or deregistering all of the ADSs that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such reports and other documents.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We shall furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents).  Written or telephone requests for such documents should be directed to Jeff Hsieh, Chief Executive Officer, Grand Toys International Limited, Room UG202, Floor UG2, Chinachem Golden Plaza, 77 Mody Road, Tsimshatsui East, Kowloon, Hong Kong.  Our telephone number is (852) 2866-8323.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Association and Section 165 of the Hong Kong Companies Ordinance (“the Ordinance”), the law of the jurisdiction in which the Company is formed, contain provisions relating to indemnification of directors and other officers of the Company.

Generally, the Company may not, whether pursuant to its Articles of Association, any contract or otherwise, exempt any director or other officer from, or indemnify him or her against, any liability to the Company or a related company which, by virtue of any rule of law, would otherwise attach to him or her in respect of any negligent act, default, breach of duty or breach of trust. Any such provision is void.  However, this rule is subject to the following:

a.

A company may indemnify a director or other officer against any liability incurred by him or her in defending any proceedings, civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted or in connection with any application under Section 358 of the Ordinance in which relief is granted to him or her by the court; and

b.

A company may purchase and maintain for any director or other officer of the Company insurance against (i) any liability to the Company, a related company or any other party in respect of any negligent act, default, breach of duty or breach of trust (other than fraud) of which he or she may be guilty in relation to the Company or related company; and (ii) any liability incurred by him or her in defending any proceedings, whether civil or criminal, taken against him or her for any negligence, default, breach of duty or breach of trust (including fraud) of which he or she may be guilty in relation to the Company or a related company.

Article 140 of our Articles of Association states the following:

“Every director, managing director, agent, auditor, Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in relation to the Company in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 358 of the Ordinance in which relief is granted to him by the court. “

The Company’s officers and directors are covered by a liability insurance policy which insures them against expenses and liabilities of the type normally insured against under such policies and is in accordance with the provisions of the Hong Kong Ordinance.

ITEM 8.  EXHIBITS

Exhibit No.

Description

4.1

Form of American Depository Receipt (incorporated by reference to Exhibit A to Exhibit 10.7 to the Company’s Registration Statement on Form F-4, Registration No. 333-114220, as amended).

4.2

Deposit Agreement among Grand Toys International Limited, The Bank of New York as depositary, and the holders from time to time of Grand Toys International Limited (incorporated by reference to Grand Toys Limited’s Registration Statement on Form F-4 (Reg. No. 333-114220).

5.1

Opinion of J. Chan, Yip, So & Partners.

5.2

Opinion of Katten Muchin Rosenman LLP.

1.1

Consent of Deloitte Touche Tohmatsu.

1.2

Consent of J. Chan, Yip, So & Partners (included in Exhibit 5.1).

1.3

Consent of Katten Muchin Rosenman (included in Exhibit 5.2).

99.1

Grand Toys International Limited 2004 Stock Option Plan.

99.2

Grand Toys International, Inc. Amended and Restated Stock Option Plan

99.3

Option Agreement dated August 16, 2004 by and between Grand Toys International Limited and Elliot L. Bier

99.4

Option Agreement dated September 1, 2004 by and between Grand Toys International Limited and Elliot L. Bier

99.5

Option Agreement dated August 16, 2004 by and between Grand Toys International Limited and David J. Fremed

99.6

Option Agreement dated August 16, 2004 by and between Grand Toys International Limited and Tania M. Clarke

99.7

Option Agreement dated September 7, 2004 by and between Grand Toys International Limited and Willie Wong Long Chi

ITEM 9.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

   (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

 (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

 (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

   (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hong Kong Special Administrative Region of the People’s Republic of China, on this 22 day of March, 2007.

GRAND TOYS INTERNATIONAL LIMITED

By:  /s/ Jeff Hsieh Cheng

Jeff Hsieh Cheng

Chairman of the Board of Directors

and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeff Hiesh Cheng Jeff Hsieh Cheng	Chairman of the Board of Directors, Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2007

/s/ David J. Fremed David J. Fremed	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 22, 2007

/s/ Kevin Murphy Kevin Murphy	Director	March 22, 2007

/s/ Douglas Van Douglas Van	Director	March 22, 2007

Yip Chung Nam	Director	March 22, 2007

Bernadette Fay Hun	Director	March 22, 2007

EXHIBIT INDEX

Exhibit No.

Description

4.1

Form of American Depository Receipt (incorporated by reference to Exhibit A to Exhibit 10.7 to the Company’s Registration Statement on Form F-4, Registration No. 333-114220, as amended).

4.2

Deposit Agreement among Grand Toys International Limited, The Bank of New York as depositary, and the holders from time to time of Grand Toys International Limited (incorporated by reference to Grand Toys Limited’s Registration Statement on Form F-4 (Reg. No. 333-114220).

5.1

Opinion of J. Chan, Yip, So & Partners.

5.2

Opinion of Katten Muchin Rosenman LLP.

23.1

Consent of Deloitte Touche Tohmatsu.

0.2

Consent of J. Chan, Yip, So & Partners (included in Exhibit 5.1).

0.3

Consent of Katten Muchin Rosenman (included in Exhibit 5.2).

99.1

Grand Toys International Limited 2004 Stock Option Plan.

99.2

Grand Toys International, Inc. Amended and Restated Stock Option Plan

99.3

Option Agreement dated August 16, 2004 by and between Grand Toys International Limited and Elliot L. Bier

99.4

Option Agreement dated September 1, 2004 by and between Grand Toys International Limited and Elliot L. Bier

99.5

Option Agreement dated August 16, 2004 by and between Grand Toys International Limited and David J. Fremed

99.6

Option Agreement dated August 16, 2004 by and between Grand Toys International Limited and Tania M. Clarke

99.7

Option Agreement dated September 7, 2004 by and between Grand Toys International Limited and Willie Wong Long Chi

Exhibit 5.1

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, DC 20549

United States of America                                                                              22nd March, 2007

Dear Sirs,

Grand Toys International Limited

We have acted as Hong Kong counsel to Grand Toys International Limited (“the Company”), a company incorporated in, and existing under the laws of, the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), in connection with a Form S-8 Registration Statement (“the Registration Statement”) filed by the Company with the United States Securities and Exchange Commission on 22nd March, 2007.

The subject matter of the Registration Statement is the registration of  2,908,024 American Depositary Shares (“Grand ADSs”) representing an equivalent number of the Company’s ordinary shares (“the Ordinary Shares”) with a nominal value of HK$1.00 per Ordinary Share. The Ordinary Shares and corresponding Grand ADSs have been issued, or may be issued in the future, upon the exercise of options granted under the Company’s stock option plans (“the Stock Option Plans”) and option agreements (“the Option Agreements”) made between the Company and certain individuals, being exhibits nos. 99.1 to 99.7 (inclusive) to the Registration Statement.   The Ordinary Shares have been, or will be, issued by the Company to The Bank of New York (“BNY”), as depositary, for deposit under the Deposit Agreement (“the Deposit Agreement”) dated as of 29th July, 2004 among the Company, BNY and all the owners and beneficial owners from time to time of Grand ADSs.

For the purposes of this opinion, we have reviewed the memorandum and articles of association of the Company, the notice and minutes of the annual general meeting of the Company held on 22nd December, 2006 (“the 2006 AGM”) and the Deposit Agreement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. In so far as this opinion involves factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Company and upon certificates of public officials.

In making the examinations described above, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have further assumed that (a) neither of the Stock Option Plans, nor any of the Option Agreements, nor the Deposit Agreement has been, or will be, rescinded, cancelled, terminated, amended, supplemented or varied in any manner whatsoever; and (b) the general authority granted by shareholders to the directors of the Company to exercise any power of the Company to allot and issue all or any of the authorised but unissued Ordinary Shares pursuant to Section 57B of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) at the 2006 AGM, shall be renewed at, and shall not lapse or be revoked or rescinded by the shareholders prior to, the next annual general meeting of the Company.

Based upon the foregoing, we are of the opinion that :

i)

the Ordinary Shares have been duly and validly authorised;

ii)

when issued in connection with the relevant Stock Option Plan or Option Agreement, the Ordinary Shares have been, or will be, validly issued; and

iii)

subject only to payment to the Company of the exercise price provided by the terms of such Stock Option Plan or Option Agreement, the Ordinary Shares are, or will be, fully paid and non-assessable.

The enforcement of the obligations of the Company pursuant to the Stock Option Plans, the Option Agreements or the Deposit Agreement may be limited by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws of general application relating to or affecting the rights of creditors. Enforcement may also be limited by general principles of equity including, without limitation, remedies such as specific performance or injunctive relief which may not be available where damages are considered to be an adequate remedy. Enforcement may also not be possible where any term is construed to be uncertain or if the performance thereof may be rendered impossible by circumstances beyond the control of the Company.

Our opinion set out herein is based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to issuers of securities of the same nature as the Ordinary Shares.

We note that the Deposit Agreement and the Stock Option Plans are expressed to be governed by the laws of the State of New York, United States of America (“New York Law”). We do not purport to be an expert on the laws of any jurisdiction other than the laws of Hong Kong, and we express no opinion herein as to the effect of New York Law or any other laws save for those of Hong Kong.

This opinion is being rendered solely in connection with the filing of the Registration Statement pursuant to the registration requirements of the United States Securities Act of 1933 (“the Securities Act”). We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued or promulgated thereunder.

Yours faithfully,

/s/ J. Chan, Yip, So & Partners

J. Chan, Yip, So & Partners

Exhibit 5.2

March 22, 2007

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, DC  20549

Re:  Grand Toys International Limited Registration Statement on Form S-8

Ladies and Gentlemen:

We are United States counsel to Grand Toys International Limited, a private limited company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (the “Company”).  We refer to the Registration Statement on Form S-8 (the ‘‘Registration Statement’’) filed by the Company, with the Securities and Exchange Commission with respect to the registration of up to an aggregate of 2,908,024 American Depository Shares (the “ADSs”) evidenced by American Depositary Receipts (the “ADRs”) for issuance under the Company’s 2004 Stock Option Plan, the Grand Toys International, Inc. Amended and restated Stock Option Plan, the Option Agreement, dated as of August 16, 2004, by and between the Company and Elliot L. Bier, the Option Agreement, dated as of August 16, 2004, by and between the Company and David J. Fremed, the Option Agreement, dated as of August 16, 2004, by and between the Company and Tania M. Clarke, the Option Agreement, dated as of September 1, 2004, by and between the Company and Elliot L. Bier, and the Option Agreement, dated as of September 7, 2004, by and between the Company and Willie Long Chi Wong (collectively the “Plans”).  The ADSs represent beneficial ownership of an equivalent number of ordinary shares, with nominal par value of HK$1 per share, of the Company (the “Ordinary Shares”).  As used herein, “Securities” means the ADSs, the ADRs and the Ordinary Shares.  The Ordinary Shares being registered are issuable to certain employees and former employees of the Company or its affiliates in connection with the grant of awards (“Awards”) or the exercise of options (the “Options”) granted or to be granted to such employees under the Plans (the “Awardholders”).

For purposes of the opinions hereinafter set forth, we have reviewed the Plans and the Deposit Agreement (the “Deposit Agreement”), among the Company, The Bank of New York, as depositary (the “Depositary”), and the holders from time to time of the ADSs, which is included as an exhibit to the Company’s Form F-6 Registration Statement filed with the Securities and Exchange Commission on April 15, 2004 (the “Form F-6”).  We have also examined the originals, or duplicates or certified or conformed copies, of such company records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  Insofar as such opinions involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Company and upon certificates of public officials.

In making the examinations described above, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.

The Deposit Agreement, assuming due authorization, execution and delivery by the Depositary and the Company in the form attached as an Exhibit to the Form F-6, constitutes a legal, valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.

Upon issuance by the Depositary of the ADRs evidencing the ADSs, against the deposit of the duly and validly issued Ordinary Shares in accordance with the provisions of the Deposit Agreement, the ADRs will be duly and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

3.

The ADSs, when sold or delivered to the Awardholders in accordance with the Plans and the Options or Awards granted thereunder, will entitle the holders of such ADSs to the rights specified in the Deposit Agreement.

Our opinions set forth herein are limited to matters governed by the federal laws of the United States of America and the laws of the State of New York, and we express no opinion with respect to the laws of any other country, state or other jurisdiction.  To the extent that the foregoing opinions relate to the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, we have relied on the opinion of J. Chan, Yip, So & Partners filed as Exhibit 5.1 to the Registration Statement.

This opinion is being rendered solely in connection with the registration of the offering and sale of the Securities, pursuant to the registration requirements of the Act.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Grand Toys International Limited on Form S-8 (No. 333-           ) of our report dated November 15, 2006 relating to the consolidated financial statements and financial statement schedules of Grand Toys International Limited, appearing in the Annual Report on Form 20-F of Grand Toys International Limited for the year ended December 31, 2005.  We also consent to the reference made to us under the heading “Experts” in this Registration Statement.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Hong Kong

March 22, 2007

Exhibit 23.2

CONSENT OF LEGAL ADVISER

Refer to Exhibit 5.1

Exhibit 23.3

CONSENT OF LEGAL ADVISER

Refer to Exhibit 5.2

Exhibit 99.1

GRAND TOYS INTERNATIONAL LIMITED

2004 STOCK OPTION PLAN

.

Purpose

The purpose of this plan (the "Plan") is to secure for Grand Toys International Limited (the "Company") and its equity owners the benefits arising from ownership of our American Depositary Shares (“ADSs”) by employees, officers, directors and consultants of the Company and its affiliates who are expected to contribute to our future growth and success.  The Plan is also designed to attract and retain other persons who will provide services to the Company.  Those provisions of the Plan which make express reference to Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"), shall apply only to Incentive Stock Options (as that term is defined in the Plan).  The Plan was adopted by the Board of Directors of the Company (the "Board") on August 13, 2004, subject to the approval of the shareholders of the Company.

.

Type of Options and Administration

()

Types of Options.  Options granted pursuant to the Plan shall be authorized by action of the Board (or the committee appointed by the Board in accordance with Section 2(b) below) and may be either incentive stock options ("Incentive Stock Options") intended to meet the requirements of Section 422 of the Code, non-statutory options which are not intended to meet the requirements of Section 422 of the Code ("Non-Qualified Options") or a combination thereof.

()

Administration.  The Plan will be administered by the Board, or by a person or a committee appointed by the Board (any such person or committee hereinafter called the “Committee”), in each case whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive and binding upon the optionee and all other persons interested or claiming interests under the Plan.  Notwithstanding the foregoing, to the extent necessary to preserve any deduction under Section 162(m) of the Code, the Plan shall be administered by a Committee comprised of two (2) or more directors appointed by the Board, each of whom shall be an "outside director," within the meaning of Treasury Regulation Section 1.162-27(e)(3), and the delegation of powers to the Committee shall be consistent with applicable laws and regulations.  The Board or Committee may in its sole discretion grant options to purchase the ADSs, each representing beneficial ownership of one ordinary voting share in the capital of the Company having a nominal value of one Hong Kong dollar (HK$1.00) per share (the “Ordinary Shares”), and evidenced by American Depositary Receipts (“ADRs”), and issue ADSs upon exercise of such options as provided in the Plan; provided, however, that employee directors of the Company (each an “Employee Director”) shall be granted options in accordance with the provisions of Section 12(a) below; provided, further, however, that non-employee directors of the Company (each a “Non-Employee Director”) shall be granted options in accordance with the provisions of Section 12(b) below.  The Board or Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective option agreements, which need not be identical; and to make all other determinations in the judgment of the Board or Committee necessary or desirable for the administration of the Plan.  The Board or Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.  No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

.

Eligibility

Options may be granted to persons who are, at the time of grant, employees, officers, directors or consultants of the Company or any parent or subsidiary of the Company, as respectively defined in Sections 424(e) and 424(f) of the Code (each such parent and subsidiary of the Company hereinafter individually and collectively called an “Affiliate”); provided, however, that Incentive Stock Options may only be granted to individuals who are employees (within the meaning of Section 3401(c) of the Code) of the Company or any Affiliate.  Options may also be granted to other persons, provided, however, that such options shall be Non-Qualified Options.   A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board or Committee shall so determine.  Notwithstanding anything in the Plan to the contrary, no employee of the Company or an Affiliate shall be granted options with respect to more than 300,000 ADSs during any calendar year.

.

Stock Subject to Plan

The securities of the Company subject to options granted under the Plan shall be authorized but unissued or reacquired ADSs.  Subject to adjustment as provided in Section 16 below, the maximum number of ADSs which may be issued and sold under the Plan is 1,558,024.  The Company shall, at all times during the term of the Plan, reserve and keep available such number of ADSs as will be sufficient to satisfy the requirements of the Plan, and the Board shall cause to be issued a number of Ordinary Shares underlying the ADSs to be issued.  If an option granted under the Plan shall expire, terminate or is canceled for any reason without having been exercised in full, the unpurchased ADSs subject to such option shall again be available for subsequent option grants under the Plan.

.

Forms of Option Agreements

As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan and as may be approved by the Board or the Committee.  The terms of such option agreements may differ among recipients.

.

Purchase Price

()

General.  Except as provided in Sections 12(a) and 12(b) of the Plan, the purchase price per ADS issuable upon the exercise of an option shall be determined by the Board or the Committee at the time of grant of such option; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such ADS at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b) of the Plan.  "Fair Market Value" of an ADS of the Company as of a specified date for purposes of the Plan shall mean the average trading price of an ADS on the principal securities exchange (including, but not limited to, The Nasdaq SmallCap Market or The Nasdaq National Market) on which such ADSs are traded on the date as of which Fair Market Value is being determined, or on the next preceding day on which such ADSs are traded if no ADSs were traded on such date, or if the ADSs are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the ADSs in the over-the-counter market on the date as of which Fair Market Value is being determined or on the next preceding day on which such high bid and low asked prices were recorded.  If the ADSs are not publicly traded, Fair Market Value of an ADS shall be determined in good faith by the Board.

()

Payment of Purchase Price.  Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means (including, without limitation, cashless exercise) which the Board determines are consistent with the purpose of the Plan and with applicable laws and regulations.

.

Exercise Option Period

Except as provided in Sections 12(a) and 12(b) below and subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board or the Committee and set forth in the applicable option agreement; provided, however, that, except as provided in Section 11(b) of the Plan with respect to Incentive Stock Options, such date shall not be later than ten (10) years after the date on which the option is granted.

.

Exercise of Options

Except as provided in Sections 12(a) and 12(b) below, each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan.  Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board or Committee may: (a) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (b) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

.

Nontransferability of Options

No option granted under this Plan shall be assignable or otherwise transferable by the optionee, except by will or by the laws of descent and distribution.  An option may be exercised during the lifetime of the optionee only by the optionee.

.

Effect of Termination of Employment or Other Relationship

Except as provided in Section 11(d) of the Plan with respect to Incentive Stock Options and except as may otherwise be determined by the Board or Committee at the date of grant of an option, and subject to the provisions of the Plan, an optionee may exercise an option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Company and its Affiliates or within one (1) year if such termination was due to the death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) of the optionee (to the extent such option is otherwise exercisable at the time of such termination) but in no event later than the expiration date of the option. Notwithstanding the foregoing and except as may otherwise be determined by the Board or Committee, if the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination.  The Board shall have the power to determine, in its sole discretion, what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs.  Any such determinations shall be final and conclusive and binding upon the optionee and all other persons interested or claiming interests under the Plan.

.

Incentive Stock Options

Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

()

Express Designation.  All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

()

10% Shareholder.  If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

()

the purchase price per ADS subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one ADS at the time of grant; and

()

the option exercise period shall not exceed five (5) years after the date of grant.

()

Dollar Limitation.  For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for ADSs with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than US$100,000.

()

Termination of Employment, Death or Disability.  No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company or its Affiliate, except that:

()

an Incentive Stock Option may be exercised within the period of three (3) months after the date the optionee ceases to be an employee of the Company or its Affiliate (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of such cessation,

()

if the optionee dies while in the employ of the Company or its Affiliate, or within three (3) months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one (1) year after the date of death (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of the optionee's death, and

()

if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company or its Affiliate, the Incentive Stock Option may be exercised within the period of one (1) year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of such cessation.

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Treasury Regulations (or any successor regulations).  Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

.

Director Option Grants

(a)

Grant of Options to Employee Directors.  On the last business day of each calendar quarter, each Employee Director of the Company shall be granted options to purchase 1,250 ADSs; provided, however, that no Employee Director shall be granted options pursuant to this Section 12(a) with respect to more than 5,000 ADSs during any calendar year.  The purchase price per ADS issuable upon the exercise of an option shall be equal to the Fair Market Value of an ADS on the date of grant of such option.  Each option granted pursuant to this Section 12(a) shall become exercisable on the first anniversary of the date of such grant and shall expire on the tenth anniversary of the date of such grant.

(b)

Grant of Options to Non-Employee Directors.  On the last business day of each calendar quarter, each Non-Employee Director of the Company shall be granted options to purchase 7,500 ADSs; provided, however, that no Non-Employee Director shall be granted options pursuant to this Section 12(b) with respect to more than 30,000 ADSs during any calendar year.  The purchase price per ADS issuable upon the exercise of an option shall be equal to the Fair Market Value of an ADS on the date of grant of such option.  Each option granted pursuant to this Section 12(b) shall become exercisable on the first anniversary of the date of such grant and shall expire on the tenth anniversary of the date of such grant.

.

Additional Provisions

()

Additional Option Provisions.  The Board or the Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation, restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses or to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board or the Committee, provided, however, that such additional provisions shall not be inconsistent with the requirements of applicable law and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

()

Acceleration, Extension, Etc.  The Board or the Committee may, in its sole discretion: (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised, or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised, provided, however, that no such acceleration or extension shall be permitted if it would cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

.

General Restrictions

()

Investment Representations.  The Board or Committee may require any person to whom an option is granted, as a condition of exercising such option or award, to give written assurances in substance and form satisfactory to the Board or Committee to the effect that such person is acquiring the ADS subject to the option or award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Board or Committee deems necessary or appropriate in order to comply with applicable federal and state securities laws, or with covenants or representations made by the Company in connection with any public offering of its capital stock or other securities, including any "lock-up" or other restriction on transferability.

()

Compliance With Securities Law.  Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the ADSs subject to such option or award upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition, is necessary as a condition of, or in connection with the issuance or purchase of ADSs thereunder, except to the extent expressly permitted by the Board or the Committee, such option or award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board or the Committee.  Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval, or to satisfy such condition.  In addition, ADRs for ADSs issued upon the exercise of options may bear such legends as the Company may deem advisable to reflect restrictions which may be imposed by law, including, without limitation, the Securities Act of 1933, as amended, any state "blue sky" or other applicable federal or state securities law.

.

Rights as a Shareholder

The holder of an option shall have no rights as a shareholder or otherwise with respect to any ADSs covered by the option (including, without limitation, any right to vote or to receive dividends or non-cash distributions with respect to such ADSs) until the effective date of exercise of such option and then only to the extent of the rights provided by the ADSs so purchased.  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of exercise.

.

Adjustment Provisions for Recapitalizations,

Reorganizations and Related Transactions

()

Recapitalizations and Related Transactions.  If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction: (i) the outstanding ADSs are increased, decreased or exchanged for a different number or kind of ADSs, shares or other securities of the Company, or (ii) additional ADSs, shares or new or different shares or other non-cash assets are distributed with respect to such ADSs or other securities, an appropriate and proportionate adjustment shall be made in: (x) the maximum number and kind of ADSs reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of ADSs or other securities subject to any then-outstanding options under the Plan, and (z) the price for each share subject to any then-outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable.  Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 16 if such adjustment: (A) would cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, or (B) would be considered as the adoption of a Plan amendment or new plan requiring shareholder approval.

 (b)

Reorganization, Merger and Related Transactions.  All outstanding options under the Plan shall become fully exercisable following the occurrence of any Trigger Event (as defined below), whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto.  For purposes of the Plan, a "Trigger Event" is any one of the following events, other than in connection with the initial public offering of the ADSs:

()

the date the Company acquires knowledge that any "person" or "group" as such terms are used in Section 3(a)(9) and Section 13(d)-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company, any officer or director, or any employee benefit plan of the Company holding ADSs or other securities of the Company for or pursuant to the terms of any such plan, in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the Company would be entitled in the election of the Board were an election held on such date; provided, however, that the sale of voting securities by the Company, to a person or group, prior to such person or group acquiring such 50% of the voting securities, shall be excluded from the operation of this Section 16(b)(i) with the advance approval of the Board of Directors;

()

the date, during any period of two (2) consecutive years, when individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period; and

()

the date of approval by the shareholders of the Company of an agreement (a "reorganization agreement") providing for:

()

The merger or consolidation of the Company with another corporation: (x) where the shareholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or

()

The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition of all or substantially all the assets of the Company.

(c)

Board and Committee Authority to Make Adjustments.  Any adjustments under this Section 16 will be made by the Board or the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.  No fractional ADSs will be issued under the Plan on account of any such adjustments.

.

No Employment Rights

Nothing contained in the Plan or in any option agreement shall confer upon any optionee any right with respect to the continuation of his or her employment or other relationship with the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate at any time to terminate such employment or relationship or to increase or decrease the compensation of the optionee.

.

Amendment, Modification or Termination of the Plan

()

The Board may at any time modify, amend or terminate the Plan; provided, however, that to the extent required by applicable law, any such modification, amendment or termination shall be subject to the approval of the shareholders of the Company; provided, further, however, that, to the extent required by applicable law, the provisions of the Plan governing the grant of options to Non-Employee Directors may not be modified, amended or terminated except by the vote of a majority of the members of the Board and by the vote of a majority of the members of Board who are employees of the Company or an Affiliate.

()

The modification, amendment or termination of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her.  With the consent of the optionee affected, the Board or the Committee may amend or modify outstanding option agreements in a manner not inconsistent with the Plan.  Notwithstanding the foregoing, the Board shall have the right (but not the obligation), without the consent of the optionee affected, to amend or modify: (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Option agreements granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code,  and (ii) the terms and provisions of the Plan and the option agreements entered into in connection with any outstanding option to the extent that the Board determines necessary to preserve the deduction of compensation paid to certain optionees who are "covered employees," within the meaning of Treasury Regulation Section 1.162-27(c)(2), as a result of the grant or exercise of options under the Plan.

.

Withholding

()

The Company shall have the right to deduct and withhold from payments or distributions of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be so deducted and withheld with respect to any ADSs issued upon exercise of options under the Plan.  Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part by: (i) causing the Company to withhold ADSs otherwise issuable pursuant to the exercise of an option, (ii) delivering to the Company ADSs already owned by the optionee, or (iii) delivering to the Company cash or a check to the order of the Company in an amount equal to the amount required to be so deducted and withheld.  The ADSs delivered in accordance with method (ii) above or withheld in accordance with method (i) above shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined.  An optionee who has made (with our approval) an election pursuant to method (i) or (ii) of this Section 19(a) may only satisfy his or her withholding obligation with ADSs which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

()

The acceptance of ADSs upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee: (i) to notify the Company if any or all of such ADSs are disposed of by the optionee within two (2) years after the date the option was granted or within one (1) year after the date the ADSs were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy our federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company or an Affiliate at the time of such disposition.

.

Cancellation and New Grant of Options, etc.

The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionee(s) the: (i) cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan (or any successor stock option plan of the Company) covering the same or different numbers of ADSs and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options, or (ii) amendment of the terms of the option agreements entered into in connection with any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

.

Effective Date and Duration of the Plan

()

Effective Date.  The Plan shall become effective when adopted by the Board, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by our shareholders.  If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan shall become effective as of the latest of: (i) the date of adoption by the Board, (ii) the date set forth in the amendments, or (iii) in the case of any amendment requiring shareholder approval (as set forth in Section 18), the date such amendment is approved by our shareholders.  Notwithstanding the foregoing, no Incentive Stock Option granted on or after the effective date of any such amendment requiring shareholder approval to qualify for incentive stock option treatment under Section 422 of the Code shall become exercisable unless and until such amendment shall have been approved by our shareholders.  If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of such amendment, no options granted on or after the effective date of such amendment shall be deemed Incentive Stock Options and no Incentive Stock Options shall be granted thereafter.  Subject to above limitations, options may be granted under the Plan at any time after the effective date of the Plan and before the date fixed for termination of the Plan.

(b)

Termination.  Unless sooner terminated by the Board, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board.  After termination of the Plan, no further options may be granted under the Plan; provided, however, that such termination will not affect any options granted prior to termination of the Plan.

.

Governing Law

The provisions of this Plan shall be governed and construed in accordance with the laws of the State of New York without regard to the principles thereof relating to the conflicts of laws.

Exhibit 99.2

GRAND TOYS INTERNATIONAL, INC.

AMENDED AND RESTATED

1993 STOCK OPTION PLAN

as at September 28, 2000

1.

Purpose of the plan.  The Grand Toys International, Inc. Amended and Restated 1993 Stock Option Plan (the “Plan”) is intended to advance the interests of Grand Toys International, Inc. (the “Company”) by inducing persons of outstanding ability and potential to join and remain with the Company, by encouraging and enabling employees to acquire proprietary interests in the Company, and by providing the participating employees with an additional incentive to promote the success of the Company.  This is accomplished by providing for the granting of “Options” (which term as used herein includes both “Incentive Stock Options” and “Nonstatutory Stock Options,” as later defined), to qualified employees.  In addition, the Plan also provides for the granting of “Nonstatutory Stock Options” to all non-employee Directors of the Company, as consideration for their services and for attending meetings of the Board of Directors.

2.

Administration.  The Plan shall be administered by a committee (the “Committee”) consisting of at least two (2) Directors chosen by the Board of Directors, each of which is a “disinterested person” as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Except as herein specifically provided, the interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan, except as otherwise provided by law.

3.

Shares subject to the Plan.  The stock subject to grant under the Plan shall be shares of the Company’s common stock, $.001 par value (the “Common Stock”), whether authorized but unissued or held in the Company’s treasury or shares purchased from shareholders expressly for use under the Plan.  The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed six hundred thousand (600,000) shares (originally one million five hundred thousand (1,500,000) shares restated to three hundred thousand (300,000) shares upon the one to five reverse split of August 4, 1997, expanded to six hundred thousand (600,000) shares on September 28, 2000, and restated to one hundred and fifty thousand (150,000) shares upon the one to four reverse split of September 4, 2001), subject to adjustment in accordance with the provisions of Section 13 hereof.  The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan.  In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under this Plan.

4.

Stock Option Agreement.  Each Option granted under the Plan shall be authorized by the Committee and shall be evidenced by a Stock Option Agreement which shall be executed by the Company and by the person to whom such Option is granted.  The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof.

5.

Discretionary Grant Participation.  The class of persons which shall be eligible to receive discretionary grants of Options under the Plan shall be all key employees (including officers) of either the Company or any subsidiary corporation of the Company.  Such persons shall be entitled to receive (i) Incentive Stock Options, as described in Section 7 hereafter and (ii) Nonstatutory Stock Options, as described in Section 8 hereafter.  The Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the employees of the Company or its subsidiary corporations to whom Options shall be granted and the number of shares to be covered by each Option taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Committee may deem relevant.

6.

Non-Employee Director Participation.  On January 1st, April 1st, July 1st and October 1st of each year during the term of the Plan, commencing with January 1, 1994, non-employee Directors of the Company then serving in such capacity, shall each be granted an Option to purchase 125 (restated from two thousand five hundred (2,500) shares upon the one to five reverse split of August 4, 1997 and upon the one to four reverse split of September 4, 2001) of the Company’s Common Stock.  The option price of the shares subject to such Options shall be the fair market value (as defined in Section 7 (f) hereafter) of the Company’s Common Stock on the date such Options are granted.  All of such Options shall be Nonstatutory Stock Options, as described in Section 8 hereafter.  The Options granted pursuant to this Section 6 shall vest immediately upon grant and shall be exercisable for a period of ten (10) years.

7.

Incentive Stock Options.  The Committee may grant Options under the Plan which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the “Code) (such an Option referred to herein as an “Incentive Stock Option”), and which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by Section 422 of the Code:

(a)

No Incentive Stock Option shall be granted to individuals other than key employees of the Company or of a subsidiary corporation of the Company.

(b)

Each Incentive Stock Option under the Plan must be granted prior to June 29, 2003, which is within ten (10) years from the date the Plan was adopted by the Board of Directors.

(c)

The option price of the shares subject to any Incentive Stock Option shall not be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

(d)

No Incentive Stock Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant.  However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant.  Every Incentive Stock Option granted under the Plan shall be subject to earlier termination as expressly provided in Section 11 hereof.

(e)

For purposes of determining stock ownership under this Section 7, the attribution rules of Section 425 (d) of the Code shall apply.

(f)

For purposes of the Plan, fair market value shall be determined by the Committee and, if the Common stock is listed on a national securities exchange or traded on the Over-the-Counter market, the fair market value shall be the closing price of the Common Stock on such exchange, or on the Over-the-Counter market as reported by the National Quotation Bureau, Incorporated, as the case may be, on the day on which the Option is granted or on the day on which a determination of fair market value is required under the Plan, or, if there is no trading or closing price on that day, the closing price on the most recent day preceding the day for which such prices are available.

8.

Nonstatutory Stock Options. The Committee may grant Options under the plan which are not intended to meet the requirements of Section 422 of the Code, as well as Options which are intended to meet the requirements of Section 422 of the Code, but the terms of which provide that they will not be treated as Incentive Stock Options (referred to herein as a “Nonstatutory Stock Option”).  Nonstatutory Stock Options which are not intended to meet these requirements shall be subject to the following terms and conditions:

(a)

A Nonstatutory Stock Option may be granted to any person eligible to receive an Option under the Plan pursuant to Section 5 hereof, except that no such Option may be granted to any person who owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporation.

(b)

Persons eligible to receive Nonstatutory Stock Options pursuant to Section 6 hereof are granted Options automatically under the Plan, without any determination by the Committee.

(c)

Subject to the price provisions of Section 6 hereof, the option price of the shares subject to a Nonstatutory Stock Option shall be determined by the Committee, in its absolute discretion, at the time of the grant of the Nonstaturory Stock Option.

(d)

Subject to the provisions of Section 6 hereof, a Nonstatutory Stock Option granted under the Plan may be of such duration as shall be determined by the Committee (not to exceed 10 years), and shall be subject to earlier termination as expressly provided in Section 11 hereof.

9.

Rights of Option Holders.  The holder of any Option granted under the Plan shall have none of the rights of a shareholder with respect to the shares covered by his Option until such shares shall be issued to him upon the exercise of his Option.

10.

Transferability.  No Option granted under the Plan shall be transferable by the individual to whom it was granted otherwise than by Will or the laws of decent and distribution, and, during the lifetime of such individual, shall not be exercisable by any other person, but only by him.

11.

Termination of Employment or Death.

(a)

 If the employment of an employee by the Company or any subsidiary of the Company shall be terminated voluntarily by the employee or for cause, then his Options shall expire forthwith.  Except as provided in subsections (b) and (c) of this Section 11, if such employment or services shall, terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (e) of this Section 11.  For purposes of the Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual’s employment other than voluntarily or for cause.  For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization, etc., shall not be considered to have terminated his employment.

(b)

If the holder of any Options under the Plan dies (i) while employed by the company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may, subject to the provisions of subparagraph (e) of this Section 11, be exercised by the estate of the employee or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee at any time within one (1) year after such death.

(c)

If the holder of any Options under the Plan ceases employment because of permanent and total disability (with the meaning of Section 22 (e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may, subject to the provision of subparagraph (e) of this Section 11, be exercised at any time within one (1) year after his termination of employment due to this disability.

(d)

If the services of a non-employee Director of the Company shall be terminated by the Company for cause, then his options shall expire forthwith.  If such services shall terminate for any other reason (including the death or disability of a non-employee Director), then such Options may be exercised at any time within three (3) years after such termination, subject to the provisions of subparagraph (e) of this Section 11.  In the event of the death of non-employee Director, his Options may be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such non-employee Director at any time within three (3) years after such death.

(e)

An Option may not be exercised pursuant to this Section 11 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, or death, and in any event may not be exercised after the expiration of the Option.

(f)

For purposes of this Section 11, the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, of longer, so long as his right to reemployment is guaranteed either by statute or by contract.

12.

Exercise of Options.

(a)

Unless otherwise provided in the Stock Option Agreement, any Option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration.  The Committee, in its absolute discretion, may provide in any Stock Option Agreement that the exercise of any option granted under the Plan shall be subject (i) to such condition or conditions as it may impose, including but not limited to, a condition that the holder thereof remain in the employ or service of the Company or a subsidiary corporation of the company for such period or periods of time from the date of grant of the Option, as the Committee, in its absolute discretion, shall determination; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000).  In addition, in the event that under any Stock Option Agreement the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds One Hundred Thousand Dollars ($100,000) the Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock Option.

(b)

An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised.  Such notice shall be accompanied by payment of the full option price of such shares, and payment of such option price shall be made by the holder’s delivery of his check payable to the order of the Company; provided, however, that notwithstanding the foregoing provisions of this Section 12 or any other terms, provisions or conditions of the Plan, at the written request of the optionee and upon approval by the Board of Directors or the Committee, shares acquired pursuant to the exercise of any Option may be paid for in full at the time of exercise by the surrender of shares of Common Stock of the company held by or for the account of the optionee at the time if exercise to the extent permitted by subsection (c) (5) of Section 422 of the Code and, with respect to any person who is subject to the reporting requirements of Section 16 (a) of the Exchange Act, to the extent permitted by Section 16 (b) of the Exchange Act and the Rules of the Securities and Exchange Commission, without liability to the Company.  In such case, the fair market value of the surrendered shares shall be determined by the Committee as of the date of exercise in the same manner as such value is determined upon the grant of an Incentive Stock Option.

13.

Adjustment Upon Change in Capitalization.

(a)

In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of shares and option price per share subject to outstanding Options.  If the Company shall be reorganized, consolidated or merged with another corporation, or if all of substantially all of the assets of the Company shall be sold or exchanged, the holder of an Option shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder from being disqualified as an “incentive stock option” under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

(b)

Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder.  If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

14.

Further Conditions of Exercise.

(a)

Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale of distribution thereof or such other documentation as may be required by the Company unless in the Opinion of Counsel to the Company such representation, agreement or documentation is not necessary to comply with the Securities Act.

(b)

The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.  The Company shall use reasonable efforts to obtain such listing, qualifications and compliance.

15.

Effectiveness of the Plan.  The Plan was originally adopted by the sole Director of the Company on June 18, 1993.  The Plan was approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of shareholders of the Company convened for such purpose on June 29, 1993. The Plan was amended by the affirmative vote of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at the annual meeting of shareholders of the Company convened for such purpose on September 28, 2000.

16.

Termination, Modification and Amendment.

(a)

The Plan (but not Options previously granted under the Plan) shall terminate on June 29, 2003, which is within ten (10) years from the date of its adoption by the Board of Directors, or sooner as hereinafter provided, and no Option shall be granted after termination of the Plan.

(b)

The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of shareholders of the Company convened for such purpose; provided, however, that Section 6 of the Plan may not be amended more than once every six (6) months, other than to comply with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

(c)

The Board of Directors may at any time, on or before the termination date referred to in Section 16 (a) hereof, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of shareholders of the Company convened for such purpose, increase (except as provided by Section 13 hereof) the maximum number of shares as to which Incentive Stock Options may be granted, or change the designation of the employees or class of employees eligible to receive Options or make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an “incentive stock option” from disqualifying as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

(d)

No termination, modification or amendment of the Plan, may without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option.

17.

Not a Contract of Employment.  Nothing contained in the Plan or in any Stock Option Agreement executed pursuant hereto shall be deemed confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company.

18.

Use of Proceeds.  The proceeds from the sale of shares pursuant to Options granted under the Plan shall constitute general funds of the Company.

19.

Indemnification of Board of Directors or Committee.  In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith.  Upon the institution of any such action, suit or preceding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on their own behalf.

20.

Definitions.  For purposes of the Plan, the terms “parent corporation” and “subsidiary corporation” shall have the same meanings a set forth in Sections 425 (e) and 425 (f) of Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

21.

Governing Law.  The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the law of the State of New York.

Exhibit 99.3

NON-INCENTIVE STOCK OPTION AGREEMENT

This NON-INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made as of this 16th day of August, 2004, by and between GRAND TOYS INTERNATIONAL LIMITED, a limited company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China having its registered office at Room UG02, Floor UG2, Chinachem Golden Plaza, 77 Mody Road, Tsimshatsui East, Kowloon, Hong Kong (the “Company”) and ELLIOT L. BIER, a Canadian resident (“Grantee”).

In accordance with Section 4(b)(i) of the Consulting Agreement, dated as of August 16, 2004, by and between the Company and the Grantee (the "Consulting Agreement"), the Company hereby grants to the Grantee a nonqualified stock option (the "Option") to purchase all or part of an aggregate of 300,000 American Depositary Shares (“ADSs”), each representing beneficial ownership of one ordinary voting share in the capital of the Company having a nominal value of one Hong Kong dollars (HK$1.00) per share, and evidenced by American Depositary Receipts (“ADRs”).

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

.

Confirmation of Grant.  In consideration of the payment by the Grantee to the Company of the sum of US$1.00 (receipt of which is hereby acknowledged) and other good and valuable consideration, the Company hereby evidences and confirms its grant of the Option to the Grantee, which shall be deemed to have been made and become effective as of 16th August, 2004.

2.

Number of ADSs; Exercise Price.  The Option shall be for an aggregate of 300,000 ADSs at an exercise price of $2.95 per ADS (“Exercise Price”), all in accordance with the terms of this Agreement.

3.

Term of the Option.  The Option shall expire on 16th August, 2014, being the tenth anniversary of the commencement of Grantee’s consulting arrangement with the Company (the “Termination Date”).

4.

Vesting of Option.  (a)  The Option shall vest and become exercisable prior to the Termination Date in accordance with the following Schedule:

On or after each of the following dates	Number of ADSs with respect to which the Option is exercisable

16th August, 2005	100,000
16th August, 2006	100,000
16th August, 2007	100,000

(b)

For the avoidance of doubt, the number of ADSs with respect to which the Option becomes exercisable on each of 16th August, 2006 and 16th August, 2007 shall be in addition to the number of ADSs with respect to which the Option shall have previously become exercisable so that the Option may be exercised in full on or after 16th August, 2007.

(c)

In the event that any portion of the Option shall not have been exercised by the Termination Date, such portion shall expire.  Notwithstanding the foregoing provisions of this Section 4, no exercise shall be effective to the extent it would require the delivery of fractional ADSs.

(d)

For the avoidance of doubt, the vesting and right to exercise the Option and the timing of such exercise shall not be affected by the termination of the consulting arrangement of the Grantee for any reason.

5.

Change in Control.  Notwithstanding any other provision in this Agreement to the contrary, upon a Change of Control (as hereinafter defined), any unvested portion of the Option shall immediately vest and thereupon the Option shall become exercisable in full, and the Optionee shall thereafter be entitled to exercise the Option in whole or in part at any time prior to the Termination Date.  The Company shall promptly notify Grantee as soon as the Company is notified of the occurrence of a Change in Control and shall provide Grantee with details of the terms of the transaction by which the Change of Control occurred to the extent that the Company is in possession of such details.  As used herein, “Change of Control” shall mean any sale, transfer, pledge or other encumbrance of shares or ADSs, or the issuance of shares or ADSs, or any other transaction or event including, without limitation, merger or consolidation, as a result of which Cornerstone Overseas Investments, Limited, either alone or with its affiliates, ceases to have control of the Company, where “control” shall mean the right, either directly or indirectly, to elect a majority of the directors of the Company without the consent or acquiescence of any third party.

6.

Exercise of Option. On or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Section 3 or 4 above, the portion of the Option which has become exercisable may be exercised in whole or in part, and in several parts from time to time, by the Grantee (or his or her permitted successor) upon delivery or surrender of the following to the Company:

()

a written notice of exercise which identifies this Agreement and states the number of ADSs then being purchased;

()

either

(i)

cash (or other consideration acceptable to the Company) in an amount (or, in the case of other consideration, having a combined value) equal to the aggregate Exercise Price for the ADSs then being purchased, determined (subject to Section 9) in accordance with Section 2 above ; or

(ii)

cash, and/or ADSs then owned by the Grantee and/or then issuable upon the exercise of the Option in an amount (or, in the case of ADSs, having a combined Fair Market Value) equal to the aggregate Exercise Price for the ADSs then being purchased;

(c)

additional cash in an amount, if any, reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Grantee in connection with the exercise of this Option; and

(d)

if, pursuant to Section 11(c), the Grantee exercises the Option, in whole or in part, before the ordinary shares underlying the ADSs issuable upon exercise of the Option have been registered in accordance with Section 11(b), a letter, if requested by the Company, in such form and substance as the Company may require to ensure compliance with all applicable securities laws, including the United States securities laws, setting forth the investment intent of the Grantee, or his or her permitted successor, as the case may be, with respect to such ADSs.

For purposes of this Agreement, “Fair Market Value” of an ADS shall mean (1) if the ADS is traded on a national stock exchange on the date of exercise of the Option, the closing price reported by the applicable composite transactions report on such date, or if the ADS is not traded on such date, the mean between the closing bid and asked prices thereof on that date on such exchange; (2) if the ADS is traded over-the-counter and is classified as a national market issue on the date of exercise of the Option, the last reported transaction price quoted by the NASDAQ on such date; (3) if the ADS is traded over-the-counter and is not classified as a national market issue on the date of exercise of the Option, the mean between the last representative bid-and-asked prices quoted by NASDAQ on such date; and (4) if none of the foregoing provisions is applicable, the value as of the date of exercise of the Option as determined by the Board of Directors of the Company in good faith on such basis as it reasonably deems appropriate.

Upon satisfaction of the conditions and requirements of this Section 6 (and subject to the provisions of Section 11), the Company shall deliver to the Grantee (or his or her permitted successor) ADRs for the number of ADSs in respect of which the Option shall have been exercised (less the number of ADSs, if any, issuable upon such exercise that are utilized in the payment of the Exercise Price in a cashless exercise).

Notwithstanding the foregoing, the Grantee shall take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by this Agreement or applicable law.

7.

Limitation Upon Transfer.  This Option and all rights granted hereunder shall not be transferred by the Grantee, shall not be assigned, pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer this Option, or to assign, pledge or hypothecate or otherwise dispose of this Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall immediately become null and void.  The Option shall be exercised only by the Grantee.  Notwithstanding the foregoing, if Grantee shall die or become disabled while the Option is still exercisable according to its terms and Grantee shall not have fully exercised the Option, until the Termination Date, such Option may be exercised at any time after Grantee’s death or disability by the personal representatives or administrators or guardians of Grantee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the same extent that the Option could have been exercised by Grantee under the terms of this Agreement.

8.

No Limitation on Rights of the Company.  The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

9.

Recapitalizations and Related Transactions.  If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction: (i) the outstanding ADSs are increased, decreased or exchanged for a different number or kind of ADSs, shares or other securities of the Company, or (ii) additional ADSs, shares or new or different shares or other non-cash assets are distributed with respect to such ADSs or other securities; then in any such case an appropriate and proportionate adjustment shall be made in the number of ADSs subject to this Agreement and/or the Exercise Price.

10.

Rights as a Shareholder.  The Grantee shall have the rights of a holder of the Company’s ADSs with respect to the ADSs covered by the Option only upon becoming the holder of record of those ADSs.

11.

Compliance with Applicable Law.  (a)  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any ADSs (as evidenced by ADRs) pursuant to the exercise of the Option, unless and until the Company is advised by its counsel (such advice not to be unreasonably withheld, delayed or conditioned) that the issuance and delivery of such ADSs is in compliance with all applicable laws and regulations, including, without limitation, the United States Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the listing and/or qualification requirements of any applicable Stock Exchange or the Nasdaq Stock Market, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China and all other requirements of law or of any regulatory agencies having jurisdiction over the Company.  For so long as the foregoing conditions precedent are not satisfied in full, the issue of the ADSs pursuant to an exercise of the Option shall be deferred, but so that the Company shall use reasonable best efforts to ensure that such issue shall be completed in accordance with this Section 11(a) and Sections 11(b) and (c) without delay.

(b)

The Company shall take all steps necessary to ensure that the ordinary shares underlying the ADSs to be issued on exercise of the Option shall be registered under the Securities Act or any successor statute as soon as reasonably practicable after the date of this Agreement (by way of a shelf or other registration) and duly listed on the Nasdaq SmallCap Market or such other United States securities exchange as shall be the principal securities exchange on which the ADSs shall then be traded so that Grantee shall be permitted to sell the ADSs issuable upon exercise of the Option free from any restrictions imposed by the Securities Act or any other applicable securities laws immediately upon their issue.   Upon any shelf or other registration being effected in respect of the ordinary shares underlying the ADSs to be issued on exercise of the Option, the Company will maintain such registration in force thereafter unless the Option expires or terminates without having been exercised in whole or in part.

(c)

If the Grantee exercises the Option before the ordinary shares underlying the ADSs to be issued on exercise of the Option shall have been registered under the Securities Act or such successor statute, then (i) as a condition to the issuance of the ADSs upon exercise of the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the ADSs are being purchased only for investment purposes and without any present intention to sell or distribute such ADSs if, in the opinion of the Company, such a representation and warranty is required by law and (ii) any certificate or certificates delivered pursuant to any exercise of the Option shall bear such legends as the Company may deem advisable to reflect restrictions which may be imposed by law, including, without limitation, the Securities Act of 1933.

12.

No Obligation to Exercise Option.  The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

13.

Agreement Not a Contract of Employment or Other Relationship.  This Agreement is not a contract of employment, and the terms of employment of the Grantee or the relationship of the Grantee with the Company or any of its affiliates shall not be affected in any way by this Agreement except as specifically provided herein.  The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of a consulting or other relationship with the Company or any of its affiliates, nor shall it interfere with the right of the Company or any of its affiliates to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

14.

Reservation of Ordinary Shares/ADSs.  The Company shall, at all times during the term of this Agreement, reserve and keep available such number of ADSs (and underlying ordinary shares) as will be sufficient to permit the exercise of the Option in full.

15.

Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service.  Any such notice shall be deemed given when received by the intended recipient.

16.

Amendments.  This Agreement may be amended or modified at anytime by an instrument in writing signed by the parties hereto.

17.

Governing Law.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

18.

Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement under any law deemed applicable by the board of directors of the Company, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the board of directors of the Company, materially altering the purpose or intent of this Agreement, such provision shall be stricken as to such jurisdiction or this Agreement, and the remainder of this Agreement shall remain in full force and effect.

19.

No Trust or Fund Created.  This Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and Grantee or any other person.

20.

Headings.  Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

21.

Undertaking.  Both parties hereby agree to take whatever additional actions and execute whatever additional documents either party may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the other party under the provisions of this Agreement.

22.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto.

IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Agreement as of the date first written above.

GRAND TOYS INTERNATIONAL LIMITED

By:_/s/ David J. Fremed___________

Name: David J. Fremed

Title:   Executive VP & CFO

/s/ Elliot L. Bier      ______________

Grantee

Exhibit 99.4

NON-INCENTIVE STOCK OPTION AGREEMENT

This NON-INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made as of this 1st day of September, 2004, by and between GRAND TOYS INTERNATIONAL LIMITED, a limited company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China having its registered office at Room UG02, Floor UG2, Chinachem Golden Plaza, 77 Mody Road, Tsimshatsui East, Kowloon, Hong Kong (the “Company”) and ELLIOT L. BIER, a Canadian resident (“Grantee”).

In accordance with Section 4(b)(ii) of the Consulting Agreement, dated as of September 1, 2004, by and between the Company and the Grantee (the "Consulting Agreement"), the Company hereby grants to the Grantee a nonqualified stock option (the "Option") to purchase all or part of an aggregate of 100,000 American Depositary Shares (“ADSs”), each representing beneficial ownership of one ordinary voting share in the capital of the Company having a nominal value of one Hong Kong dollars (HK$1.00) per share, and evidenced by American Depositary Receipts (“ADRs”).

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

.

Confirmation of Grant.  In consideration of the payment by the Grantee to the Company of the sum of US$1.00 (receipt of which is hereby acknowledged) and other good and valuable consideration, the Company hereby evidences and confirms its grant of the Option to the Grantee, which shall be deemed to have been made and become effective as of 4th September, 2004.

2.

Number of ADSs; Exercise Price.  The Option shall be for an aggregate of 100,000 ADSs at an exercise price of $2.20 per ADS (“Exercise Price”), all in accordance with the terms of this Agreement.

3.

Term of the Option.  The Option shall expire on 4th September, 2014, being the tenth anniversary of the commencement of Grantee’s consulting arrangement with the Company (the “Termination Date”).

4.

Vesting of Option.  (a)  The Option shall vest and become exercisable prior to the Termination Date in accordance with the following Schedule:

On or after each of the following dates	Number of ADSs with respect to which the Option is exercisable

4th September, 2004	100,000

 (b)

In the event that any portion of the Option shall not have been exercised by the Termination Date, such portion shall expire.  Notwithstanding the foregoing provisions of this Section 4, no exercise shall be effective to the extent it would require the delivery of fractional ADSs.

(c)

For the avoidance of doubt, the vesting and right to exercise the Option and the timing of such exercise shall not be affected by the termination of the consulting arrangement of the Grantee for any reason.

5.

Change in Control.  Notwithstanding any other provision in this Agreement to the contrary, upon a Change of Control (as hereinafter defined), any unvested portion of the Option shall immediately vest and thereupon the Option shall become exercisable in full, and the Optionee shall thereafter be entitled to exercise the Option in whole or in part at any time prior to the Termination Date.  The Company shall promptly notify Grantee as soon as the Company is notified of the occurrence of a Change in Control and shall provide Grantee with details of the terms of the transaction by which the Change of Control occurred to the extent that the Company is in possession of such details.  As used herein, “Change of Control” shall mean any sale, transfer, pledge or other encumbrance of shares or ADSs, or the issuance of shares or ADSs, or any other transaction or event including, without limitation, merger or consolidation, as a result of which Cornerstone Overseas Investments, Limited, either alone or with its affiliates, ceases to have control of the Company, where “control” shall mean the right, either directly or indirectly, to elect a majority of the directors of the Company without the consent or acquiescence of any third party.

6.

Exercise of Option. On or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Section 3 or 4 above, the portion of the Option which has become exercisable may be exercised in whole or in part, and in several parts from time to time, by the Grantee (or his or her permitted successor) upon delivery or surrender of the following to the Company:

()

a written notice of exercise which identifies this Agreement and states the number of ADSs then being purchased;

()

either

(i)

cash (or other consideration acceptable to the Company) in an amount (or, in the case of other consideration, having a combined value) equal to the aggregate Exercise Price for the ADSs then being purchased, determined (subject to Section 9) in accordance with Section 2 above ; or

(ii)

cash, and/or ADSs then owned by the Grantee and/or then issuable upon the exercise of the Option in an amount (or, in the case of ADSs, having a combined Fair Market Value) equal to the aggregate Exercise Price for the ADSs then being purchased;

(c)

additional cash in an amount, if any, reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Grantee in connection with the exercise of this Option; and

(d)

if, pursuant to Section 11(c), the Grantee exercises the Option, in whole or in part, before the ordinary shares underlying the ADSs issuable upon exercise of the Option have been registered in accordance with Section 11(b), a letter, if requested by the Company, in such form and substance as the Company may require to ensure compliance with all applicable securities laws, including the United States securities laws, setting forth the investment intent of the Grantee, or his or her permitted successor, as the case may be, with respect to such ADSs.

For purposes of this Agreement, “Fair Market Value” of an ADS shall mean (1) if the ADS is traded on a national stock exchange on the date of exercise of the Option, the closing price reported by the applicable composite transactions report on such date, or if the ADS is not traded on such date, the mean between the closing bid and asked prices thereof on that date on such exchange; (2) if the ADS is traded over-the-counter and is classified as a national market issue on the date of exercise of the Option, the last reported transaction price quoted by the NASDAQ on such date; (3) if the ADS is traded over-the-counter and is not classified as a national market issue on the date of exercise of the Option, the mean between the last representative bid-and-asked prices quoted by NASDAQ on such date; and (4) if none of the foregoing provisions is applicable, the value as of the date of exercise of the Option as determined by the Board of Directors of the Company in good faith on such basis as it reasonably deems appropriate.

Upon satisfaction of the conditions and requirements of this Section 6 (and subject to the provisions of Section 11), the Company shall deliver to the Grantee (or his or her permitted successor) ADRs for the number of ADSs in respect of which the Option shall have been exercised (less the number of ADSs, if any, issuable upon such exercise that are utilized in the payment of the Exercise Price in a cashless exercise).

Notwithstanding the foregoing, the Grantee shall take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by this Agreement or applicable law.

7.

Limitation Upon Transfer.  This Option and all rights granted hereunder shall not be transferred by the Grantee, shall not be assigned, pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer this Option, or to assign, pledge or hypothecate or otherwise dispose of this Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall immediately become null and void.  The Option shall be exercised only by the Grantee.  Notwithstanding the foregoing, if Grantee shall die or become disabled while the Option is still exercisable according to its terms and Grantee shall not have fully exercised the Option, until the Termination Date, such Option may be exercised at any time after Grantee’s death or disability by the personal representatives or administrators or guardians of Grantee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the same extent that the Option could have been exercised by Grantee under the terms of this Agreement.

8.

No Limitation on Rights of the Company.  The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

9.

Recapitalizations and Related Transactions.  If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction: (i) the outstanding ADSs are increased, decreased or exchanged for a different number or kind of ADSs, shares or other securities of the Company, or (ii) additional ADSs, shares or new or different shares or other non-cash assets are distributed with respect to such ADSs or other securities; then in any such case an appropriate and proportionate adjustment shall be made in the number of ADSs subject to this Agreement and/or the Exercise Price.

10.

Rights as a Shareholder.  The Grantee shall have the rights of a holder of the Company’s ADSs with respect to the ADSs covered by the Option only upon becoming the holder of record of those ADSs.

11.

Compliance with Applicable Law.  (a)  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any ADSs (as evidenced by ADRs) pursuant to the exercise of the Option, unless and until the Company is advised by its counsel (such advice not to be unreasonably withheld, delayed or conditioned) that the issuance and delivery of such ADSs is in compliance with all applicable laws and regulations, including, without limitation, the United States Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the listing and/or qualification requirements of any applicable Stock Exchange or the Nasdaq Stock Market, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China and all other requirements of law or of any regulatory agencies having jurisdiction over the Company.  For so long as the foregoing conditions precedent are not satisfied in full, the issue of the ADSs pursuant to an exercise of the Option shall be deferred, but so that the Company shall use reasonable best efforts to ensure that such issue shall be completed in accordance with this Section 11(a) and Sections 11(b) and (c) without delay.

(b)

The Company shall take all steps necessary to ensure that the ordinary shares underlying the ADSs to be issued on exercise of the Option shall be registered under the Securities Act or any successor statute as soon as reasonably practicable after the date of this Agreement (by way of a shelf or other registration) and duly listed on the Nasdaq SmallCap Market or such other United States securities exchange as shall be the principal securities exchange on which the ADSs shall then be traded so that Grantee shall be permitted to sell the ADSs issuable upon exercise of the Option free from any restrictions imposed by the Securities Act or any other applicable securities laws immediately upon their issue.   Upon any shelf or other registration being effected in respect of the ordinary shares underlying the ADSs to be issued on exercise of the Option, the Company will maintain such registration in force thereafter unless the Option expires or terminates without having been exercised in whole or in part.

(c)

If the Grantee exercises the Option before the ordinary shares underlying the ADSs to be issued on exercise of the Option shall have been registered under the Securities Act or such successor statute, then (i) as a condition to the issuance of the ADSs upon exercise of the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the ADSs are being purchased only for investment purposes and without any present intention to sell or distribute such ADSs if, in the opinion of the Company, such a representation and warranty is required by law and (ii) any certificate or certificates delivered pursuant to any exercise of the Option shall bear such legends as the Company may deem advisable to reflect restrictions which may be imposed by law, including, without limitation, the Securities Act of 1933.

12.

No Obligation to Exercise Option.  The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

13.

Agreement Not a Contract of Employment or Other Relationship.  This Agreement is not a contract of employment, and the terms of employment of the Grantee or the relationship of the Grantee with the Company or any of its affiliates shall not be affected in any way by this Agreement except as specifically provided herein.  The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of a consulting or other relationship with the Company or any of its affiliates, nor shall it interfere with the right of the Company or any of its affiliates to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

14.

Reservation of Ordinary Shares/ADSs.  The Company shall, at all times during the term of this Agreement, reserve and keep available such number of ADSs (and underlying ordinary shares) as will be sufficient to permit the exercise of the Option in full.

15.

Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service.  Any such notice shall be deemed given when received by the intended recipient.

16.

Amendments.  This Agreement may be amended or modified at anytime by an instrument in writing signed by the parties hereto.

17.

Governing Law.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

18.

Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement under any law deemed applicable by the board of directors of the Company, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the board of directors of the Company, materially altering the purpose or intent of this Agreement, such provision shall be stricken as to such jurisdiction or this Agreement, and the remainder of this Agreement shall remain in full force and effect.

19.

No Trust or Fund Created.  This Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and Grantee or any other person.

20.

Headings.  Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

21.

Undertaking.  Both parties hereby agree to take whatever additional actions and execute whatever additional documents either party may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the other party under the provisions of this Agreement.

22.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto.

IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Agreement as of the date first written above.

GRAND TOYS INTERNATIONAL LIMITED

By:_/s/ David J. Fremed_________________

Name: David J. Fremed

Title:   Executive VP & CFO

/s/ Elliot L.Bier_____________________

Grantee

Exhibit 99.5

NON-INCENTIVE STOCK OPTION AGREEMENT

This NON-INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made as of this 16th day of August, 2004, by and between GRAND TOYS INTERNATIONAL LIMITED, a limited company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China having its registered office at Room UG02, Floor UG2, Chinachem Golden Plaza, 77 Mody Road, Tsimshatsui East, Kowloon, Hong Kong (the “Company”) and DAVID J. FREMED, a United States resident (“Grantee”).

In accordance with Section 4(c)(i) of the Employment Agreement, dated as of August 16, 2004, by and between the Company and the Grantee (the "Employment Agreement"), the Company hereby grants to the Grantee a nonqualified stock option (the "Option") to purchase all or part of an aggregate of 300,000 American Depositary Shares (“ADSs”), each representing beneficial ownership of one ordinary voting share in the capital of the Company having a nominal value of one Hong Kong dollars (HK$1.00) per share, and evidenced by American Depositary Receipts (“ADRs”).

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

.

Confirmation of Grant.  In consideration of the payment by the Grantee to the Company of the sum of US$1.00 (receipt of which is hereby acknowledged) and other good and valuable consideration, the Company hereby evidences and confirms its grant of the Option to the Grantee, which shall be deemed to have been made and become effective as of 16th August, 2004.

2.

Number of ADSs; Exercise Price.  The Option shall be for an aggregate of 300,000 ADSs at an exercise price of $2.50 per ADS (“Exercise Price”), all in accordance with the terms of this Agreement.

3.

Term of the Option.  The Option shall expire on 16th August, 2014, being the tenth anniversary of the commencement of Grantee’s employment with the Company (the “Termination Date”).

4.

Vesting of Option.  (a)  The Option shall vest and become exercisable prior to the Termination Date in accordance with the following Schedule:

On or after each of the following dates	Number of ADSs with respect to which the Option is exercisable

16th August, 2005	100,000
16th August, 2006	100,000
16th August, 2007	100,000

(b)

For the avoidance of doubt, the number of ADSs with respect to which the Option becomes exercisable on each of 16th August, 2006 and 16th August, 2007 shall be in addition to the number of ADSs with respect to which the Option shall have previously become exercisable so that the Option may be exercised in full on or after 16th August, 2007.

(c)

In the event that any portion of the Option shall not have been exercised by the Termination Date, such portion shall expire.  Notwithstanding the foregoing provisions of this Section 4, no exercise shall be effective to the extent it would require the delivery of fractional ADSs.

(d)

For the avoidance of doubt, the vesting and right to exercise the Option and the timing of such exercise shall not be affected by the termination of the employment of the Grantee for any reason.

5.

Change in Control.  Notwithstanding any other provision in this Agreement to the contrary, upon a Change of Control (as hereinafter defined), any unvested portion of the Option shall immediately vest and thereupon the Option shall become exercisable in full, and the Optionee shall thereafter be entitled to exercise the Option in whole or in part at any time prior to the Termination Date.  The Company shall promptly notify Grantee as soon as the Company is notified of the occurrence of a Change in Control and shall provide Grantee with details of the terms of the transaction by which the Change of Control occurred to the extent that the Company is in possession of such details.  As used herein, “Change of Control” shall mean any sale, transfer, pledge or other encumbrance of shares or ADSs, or the issuance of shares or ADSs, or any other transaction or event including, without limitation, merger or consolidation, as a result of which Cornerstone Overseas Investments, Limited, either alone or with its affiliates, ceases to have control of the Company, where “control” shall mean the right, either directly or indirectly, to elect a majority of the directors of the Company without the consent or acquiescence of any third party.

6.

Exercise of Option. On or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Section 3 or 4 above, the portion of the Option which has become exercisable may be exercised in whole or in part, and in several parts from time to time, by the Grantee (or his or her permitted successor) upon delivery or surrender of the following to the Company:

()

a written notice of exercise which identifies this Agreement and states the number of ADSs then being purchased;

()

either

(i)

cash (or other consideration acceptable to the Company) in an amount (or, in the case of other consideration, having a combined value) equal to the aggregate Exercise Price for the ADSs then being purchased, determined (subject to Section 9) in accordance with Section 2 above ; or

(ii)

cash, and/or ADSs then owned by the Grantee and/or then issuable upon the exercise of the Option in an amount (or, in the case of ADSs, having a combined Fair Market Value) equal to the aggregate Exercise Price for the ADSs then being purchased;

(c)

additional cash in an amount, if any, reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Grantee in connection with the exercise of this Option; and

(d)

if, pursuant to Section 11(c), the Grantee exercises the Option, in whole or in part, before the ordinary shares underlying the ADSs issuable upon exercise of the Option have been registered in accordance with Section 11(b), a letter, if requested by the Company, in such form and substance as the Company may require to ensure compliance with all applicable securities laws, including the United States securities laws, setting forth the investment intent of the Grantee, or his or her permitted successor, as the case may be, with respect to such ADSs.

For purposes of this Agreement, “Fair Market Value” of an ADS shall mean (1) if the ADS is traded on a national stock exchange on the date of exercise of the Option, the closing price reported by the applicable composite transactions report on such date, or if the ADS is not traded on such date, the mean between the closing bid and asked prices thereof on that date on such exchange; (2) if the ADS is traded over-the-counter and is classified as a national market issue on the date of exercise of the Option, the last reported transaction price quoted by the NASDAQ on such date; (3) if the ADS is traded over-the-counter and is not classified as a national market issue on the date of exercise of the Option, the mean between the last representative bid-and-asked prices quoted by NASDAQ on such date; and (4) if none of the foregoing provisions is applicable, the value as of the date of exercise of the Option as determined by the Board of Directors of the Company in good faith on such basis as it reasonably deems appropriate.

Upon satisfaction of the conditions and requirements of this Section 6 (and subject to the provisions of Section 11), the Company shall deliver to the Grantee (or his or her permitted successor) ADRs for the number of ADSs in respect of which the Option shall have been exercised (less the number of ADSs, if any, issuable upon such exercise that are utilized in the payment of the Exercise Price in a cashless exercise).

Notwithstanding the foregoing, the Grantee shall take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by this Agreement or applicable law.

7.

Limitation Upon Transfer.  This Option and all rights granted hereunder shall not be transferred by the Grantee, shall not be assigned, pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer this Option, or to assign, pledge or hypothecate or otherwise dispose of this Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall immediately become null and void.  The Option shall be exercised only by the Grantee.  Notwithstanding the foregoing, if Grantee shall die or become disabled while the Option is still exercisable according to its terms and Grantee shall not have fully exercised the Option, until the Termination Date, such Option may be exercised at any time after Grantee’s death or disability by the personal representatives or administrators or guardians of Grantee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the same extent that the Option could have been exercised by Grantee under the terms of this Agreement.

8.

No Limitation on Rights of the Company.  The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

9.

Recapitalizations and Related Transactions.  If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction: (i) the outstanding ADSs are increased, decreased or exchanged for a different number or kind of ADSs, shares or other securities of the Company, or (ii) additional ADSs, shares or new or different shares or other non-cash assets are distributed with respect to such ADSs or other securities; then in any such case an appropriate and proportionate adjustment shall be made in the number of ADSs subject to this Agreement and/or the Exercise Price.

10.

Rights as a Shareholder.  The Grantee shall have the rights of a holder of the Company’s ADSs with respect to the ADSs covered by the Option only upon becoming the holder of record of those ADSs.

11.

Compliance with Applicable Law.  (a)  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any ADSs (as evidenced by ADRs) pursuant to the exercise of the Option, unless and until the Company is advised by its counsel (such advice not to be unreasonably withheld, delayed or conditioned) that the issuance and delivery of such ADSs is in compliance with all applicable laws and regulations, including, without limitation, the United States Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the listing and/or qualification requirements of any applicable Stock Exchange or the Nasdaq Stock Market, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China and all other requirements of law or of any regulatory agencies having jurisdiction over the Company.  For so long as the foregoing conditions precedent are not satisfied in full, the issue of the ADSs pursuant to an exercise of the Option shall be deferred, but so that the Company shall use reasonable best efforts to ensure that such issue shall be completed in accordance with this Section 11(a) and Sections 11(b) and (c) without delay.

(b)

The Company shall take all steps necessary to ensure that the ordinary shares underlying the ADSs to be issued on exercise of the Option shall be registered under the Securities Act or any successor statute as soon as reasonably practicable after the date of this Agreement (by way of a shelf or other registration) and duly listed on the Nasdaq SmallCap Market or such other United States securities exchange as shall be the principal securities exchange on which the ADSs shall then be traded so that Grantee shall be permitted to sell the ADSs issuable upon exercise of the Option free from any restrictions imposed by the Securities Act or any other applicable securities laws immediately upon their issue.   Upon any shelf or other registration being effected in respect of the ordinary shares underlying the ADSs to be issued on exercise of the Option, the Company will maintain such registration in force thereafter unless the Option expires or terminates without having been exercised in whole or in part.

(c)

If the Grantee exercises the Option before the ordinary shares underlying the ADSs to be issued on exercise of the Option shall have been registered under the Securities Act or such successor statute, then (i) as a condition to the issuance of the ADSs upon exercise of the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the ADSs are being purchased only for investment purposes and without any present intention to sell or distribute such ADSs if, in the opinion of the Company, such a representation and warranty is required by law and (ii) any certificate or certificates delivered pursuant to any exercise of the Option shall bear such legends as the Company may deem advisable to reflect restrictions which may be imposed by law, including, without limitation, the Securities Act of 1933.

12.

No Obligation to Exercise Option.  The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

13.

Agreement Not a Contract of Employment or Other Relationship.  This Agreement is not a contract of employment, and the terms of employment of the Grantee or the relationship of the Grantee with the Company or any of its affiliates shall not be affected in any way by this Agreement except as specifically provided herein.  The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or any of its affiliates, nor shall it interfere with the right of the Company or any of its affiliates to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

14.

Reservation of Ordinary Shares/ADSs.  The Company shall, at all times during the term of this Agreement, reserve and keep available such number of ADSs (and underlying ordinary shares) as will be sufficient to permit the exercise of the Option in full.

15.

Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service.  Any such notice shall be deemed given when received by the intended recipient.

16.

Amendments.  This Agreement may be amended or modified at anytime by an instrument in writing signed by the parties hereto.

17.

Governing Law.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

18.

Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement under any law deemed applicable by the board of directors of the Company, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the board of directors of the Company, materially altering the purpose or intent of this Agreement, such provision shall be stricken as to such jurisdiction or this Agreement, and the remainder of this Agreement shall remain in full force and effect.

19.

No Trust or Fund Created.  This Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and Grantee or any other person.

20.

Headings.  Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

21.

Undertaking.  Both parties hereby agree to take whatever additional actions and execute whatever additional documents either party may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the other party under the provisions of this Agreement.

22.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto.

IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Agreement as of the date first written above.

GRAND TOYS INTERNATIONAL LIMITED

By:_/s/ Elliot L. Bier________________

Name: Elliot L. Bier

Title:   Chairman

_/s/ David J. Fremed_________________

Grantee

Exhibit 99.6

NON-INCENTIVE STOCK OPTION AGREEMENT

This NON-INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made as of this 16th day of August, 2004, by and between GRAND TOYS INTERNATIONAL LIMITED, a limited company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China having its registered office at Room UG02, Floor UG2, Chinachem Golden Plaza, 77 Mody Road, Tsimshatsui East, Kowloon, Hong Kong (the “Company”) and TANIA M. CLARKE, a Canadian resident (“Grantee”).

In accordance with Section 4(b)(i) of the Employment Agreement, dated as of August 16, 2004, by and between the Company and the Grantee (the "Employment Agreement"), the Company hereby grants to the Grantee a nonqualified stock option (the "Option") to purchase all or part of an aggregate of 50,000 American Depositary Shares (“ADSs”), each representing beneficial ownership of one ordinary voting share in the capital of the Company having a nominal value of one Hong Kong dollars (HK$1.00) per share, and evidenced by American Depositary Receipts (“ADRs”).

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

.

Confirmation of Grant.  In consideration of the payment by the Grantee to the Company of the sum of US$1.00 (receipt of which is hereby acknowledged) and other good and valuable consideration, the Company hereby evidences and confirms its grant of the Option to the Grantee, which shall be deemed to have been made and become effective as of 16th August, 2004.

2.

Number of ADSs; Exercise Price.  The Option shall be for an aggregate of 50,000 ADSs at an exercise price of $2.50 per ADS (“Exercise Price”), all in accordance with the terms of this Agreement.

3.

Term of the Option.  The Option shall expire on 16th August, 2014, being the tenth anniversary of the commencement of Grantee’s employment with the Company (the “Termination Date”).

4.

Vesting of Option.  (a)  The Option shall vest and become exercisable prior to the Termination Date in accordance with the following Schedule:

On or after each of the following dates	Number of ADSs with respect to which the Option is exercisable

16th August, 2005	16,667
16th August, 2006	16,667
16th August, 2007	16,666

(b)

For the avoidance of doubt, the number of ADSs with respect to which the Option becomes exercisable on each of 16th August, 2006 and 16th August, 2007 shall be in addition to the number of ADSs with respect to which the Option shall have previously become exercisable so that the Option may be exercised in full on or after 16th August, 2007.

(c)

In the event that any portion of the Option shall not have been exercised by the Termination Date, such portion shall expire.  Notwithstanding the foregoing provisions of this Section 4, no exercise shall be effective to the extent it would require the delivery of fractional ADSs.

(d)

For the avoidance of doubt, the vesting and right to exercise the Option and the timing of such exercise shall not be affected by the termination of the employment of the Grantee for any reason.

5.

Change in Control.  Notwithstanding any other provision in this Agreement to the contrary, upon a Change of Control (as hereinafter defined), any unvested portion of the Option shall immediately vest and thereupon the Option shall become exercisable in full, and the Optionee shall thereafter be entitled to exercise the Option in whole or in part at any time prior to the Termination Date.  The Company shall promptly notify Grantee as soon as the Company is notified of the occurrence of a Change in Control and shall provide Grantee with details of the terms of the transaction by which the Change of Control occurred to the extent that the Company is in possession of such details.  As used herein, “Change of Control” shall mean any sale, transfer, pledge or other encumbrance of shares or ADSs, or the issuance of shares or ADSs, or any other transaction or event including, without limitation, merger or consolidation, as a result of which Cornerstone Overseas Investments, Limited, either alone or with its affiliates, ceases to have control of the Company, where “control” shall mean the right, either directly or indirectly, to elect a majority of the directors of the Company without the consent or acquiescence of any third party.

6.

Exercise of Option. On or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Section 3 or 4 above, the portion of the Option which has become exercisable may be exercised in whole or in part, and in several parts from time to time, by the Grantee (or his or her permitted successor) upon delivery or surrender of the following to the Company:

()

a written notice of exercise which identifies this Agreement and states the number of ADSs then being purchased;

()

either

(i)

cash (or other consideration acceptable to the Company) in an amount (or, in the case of other consideration, having a combined value) equal to the aggregate Exercise Price for the ADSs then being purchased, determined (subject to Section 9) in accordance with Section 2 above ; or

(ii)

cash, and/or ADSs then owned by the Grantee and/or then issuable upon the exercise of the Option in an amount (or, in the case of ADSs, having a combined Fair Market Value) equal to the aggregate Exercise Price for the ADSs then being purchased;

(c)

additional cash in an amount, if any, reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Grantee in connection with the exercise of this Option; and

(d)

if, pursuant to Section 11(c), the Grantee exercises the Option, in whole or in part, before the ordinary shares underlying the ADSs issuable upon exercise of the Option have been registered in accordance with Section 11(b), a letter, if requested by the Company, in such form and substance as the Company may require to ensure compliance with all applicable securities laws, including the United States securities laws, setting forth the investment intent of the Grantee, or his or her permitted successor, as the case may be, with respect to such ADSs.

For purposes of this Agreement, “Fair Market Value” of an ADS shall mean (1) if the ADS is traded on a national stock exchange on the date of exercise of the Option, the closing price reported by the applicable composite transactions report on such date, or if the ADS is not traded on such date, the mean between the closing bid and asked prices thereof on that date on such exchange; (2) if the ADS is traded over-the-counter and is classified as a national market issue on the date of exercise of the Option, the last reported transaction price quoted by the NASDAQ on such date; (3) if the ADS is traded over-the-counter and is not classified as a national market issue on the date of exercise of the Option, the mean between the last representative bid-and-asked prices quoted by NASDAQ on such date; and (4) if none of the foregoing provisions is applicable, the value as of the date of exercise of the Option as determined by the Board of Directors of the Company in good faith on such basis as it reasonably deems appropriate.

Upon satisfaction of the conditions and requirements of this Section 6 (and subject to the provisions of Section 11), the Company shall deliver to the Grantee (or his or her permitted successor) ADRs for the number of ADSs in respect of which the Option shall have been exercised (less the number of ADSs, if any, issuable upon such exercise that are utilized in the payment of the Exercise Price in a cashless exercise).

Notwithstanding the foregoing, the Grantee shall take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by this Agreement or applicable law.

7.

Limitation Upon Transfer.  This Option and all rights granted hereunder shall not be transferred by the Grantee, shall not be assigned, pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer this Option, or to assign, pledge or hypothecate or otherwise dispose of this Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall immediately become null and void.  The Option shall be exercised only by the Grantee.  Notwithstanding the foregoing, if Grantee shall die or become disabled while the Option is still exercisable according to its terms and Grantee shall not have fully exercised the Option, until the Termination Date, such Option may be exercised at any time after Grantee’s death or disability by the personal representatives or administrators or guardians of Grantee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the same extent that the Option could have been exercised by Grantee under the terms of this Agreement.

8.

No Limitation on Rights of the Company.  The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

9.

Recapitalizations and Related Transactions.  If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction: (i) the outstanding ADSs are increased, decreased or exchanged for a different number or kind of ADSs, shares or other securities of the Company, or (ii) additional ADSs, shares or new or different shares or other non-cash assets are distributed with respect to such ADSs or other securities; then in any such case an appropriate and proportionate adjustment shall be made in the number of ADSs subject to this Agreement and/or the Exercise Price.

10.

Rights as a Shareholder.  The Grantee shall have the rights of a holder of the Company’s ADSs with respect to the ADSs covered by the Option only upon becoming the holder of record of those ADSs.

11.

Compliance with Applicable Law.  (a)  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any ADSs (as evidenced by ADRs) pursuant to the exercise of the Option, unless and until the Company is advised by its counsel (such advice not to be unreasonably withheld, delayed or conditioned) that the issuance and delivery of such ADSs is in compliance with all applicable laws and regulations, including, without limitation, the United States Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the listing and/or qualification requirements of any applicable Stock Exchange or the Nasdaq Stock Market, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China and all other requirements of law or of any regulatory agencies having jurisdiction over the Company.  For so long as the foregoing conditions precedent are not satisfied in full, the issue of the ADSs pursuant to an exercise of the Option shall be deferred, but so that the Company shall use reasonable best efforts to ensure that such issue shall be completed in accordance with this Section 11(a) and Sections 11(b) and (c) without delay.

(b)

The Company shall take all steps necessary to ensure that the ordinary shares underlying the ADSs to be issued on exercise of the Option shall be registered under the Securities Act or any successor statute as soon as reasonably practicable after the date of this Agreement (by way of a shelf or other registration) and duly listed on the Nasdaq SmallCap Market or such other United States securities exchange as shall be the principal securities exchange on which the ADSs shall then be traded so that Grantee shall be permitted to sell the ADSs issuable upon exercise of the Option free from any restrictions imposed by the Securities Act or any other applicable securities laws immediately upon their issue.   Upon any shelf or other registration being effected in respect of the ordinary shares underlying the ADSs to be issued on exercise of the Option, the Company will maintain such registration in force thereafter unless the Option expires or terminates without having been exercised in whole or in part.

(c)

If the Grantee exercises the Option before the ordinary shares underlying the ADSs to be issued on exercise of the Option shall have been registered under the Securities Act or such successor statute, then (i) as a condition to the issuance of the ADSs upon exercise of the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the ADSs are being purchased only for investment purposes and without any present intention to sell or distribute such ADSs if, in the opinion of the Company, such a representation and warranty is required by law and (ii) any certificate or certificates delivered pursuant to any exercise of the Option shall bear such legends as the Company may deem advisable to reflect restrictions which may be imposed by law, including, without limitation, the Securities Act of 1933.

12.

No Obligation to Exercise Option.  The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

13.

Agreement Not a Contract of Employment or Other Relationship.  This Agreement is not a contract of employment, and the terms of employment of the Grantee or the relationship of the Grantee with the Company or any of its affiliates shall not be affected in any way by this Agreement except as specifically provided herein.  The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or any of its affiliates, nor shall it interfere with the right of the Company or any of its affiliates to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

14.

Reservation of Ordinary Shares/ADSs.  The Company shall, at all times during the term of this Agreement, reserve and keep available such number of ADSs (and underlying ordinary shares) as will be sufficient to permit the exercise of the Option in full.

15.

Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service.  Any such notice shall be deemed given when received by the intended recipient.

16.

Amendments.  This Agreement may be amended or modified at anytime by an instrument in writing signed by the parties hereto.

17.

Governing Law.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

18.

Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement under any law deemed applicable by the board of directors of the Company, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the board of directors of the Company, materially altering the purpose or intent of this Agreement, such provision shall be stricken as to such jurisdiction or this Agreement, and the remainder of this Agreement shall remain in full force and effect.

19.

No Trust or Fund Created.  This Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and Grantee or any other person.

20.

Headings.  Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

21.

Undertaking.  Both parties hereby agree to take whatever additional actions and execute whatever additional documents either party may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the other party under the provisions of this Agreement.

22.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto.

IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Agreement as of the date first written above.

GRAND TOYS INTERNATIONAL LIMITED

By:_/s/ Elliot L. Bier___________________

Name:  Elliot L. Bier

Title:    Chairman

_/s/ Tania M. Clarke          ____________

Grantee

Exhibit 99.7

NON-INCENTIVE STOCK OPTION AGREEMENT

This NON-INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made as of this 7th day of September, 2005, by and between GRAND TOYS INTERNATIONAL LIMITED, a limited company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China having its registered office at Room UG02, Floor UG2, Chinachem Golden Plaza, 77 Mody Road, Tsimshatsui East, Kowloon, Hong Kong (the “Company”) and WONG LONG CHI, WILLIE, a Hong Kong resident (“Grantee”).

In accordance with Section 4(c)(i) of the Employment Agreement, dated as of August 25, 2004, by and between the Company and the Grantee (the "Employment Agreement"), the Company hereby grants to the Grantee a nonqualified stock option (the "Option") to purchase all or part of an aggregate of 300,000 American Depositary Shares (“ADSs”), each representing beneficial ownership of one ordinary voting share in the capital of the Company having a nominal value of one Hong Kong dollars (HK$1.00) per share, and evidenced by American Depositary Receipts (“ADRs”).

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

.

Confirmation of Grant.  In consideration of the payment by the Grantee to the Company of the sum of US$1.00 (receipt of which is hereby acknowledged) and other good and valuable consideration, the Company hereby evidences and confirms its grant of the Option to the Grantee, which shall be deemed to have been made and become effective as of 8th September, 2004.

2.

Number of ADSs; Exercise Price.  The Option shall be for an aggregate of 300,000 ADSs at an exercise price of $2.18 per ADS (“Exercise Price”), all in accordance with the terms of this Agreement.

3.

Term of the Option.  The Option shall expire on 8th September, 2014, being the tenth anniversary of the commencement of Grantee’s employment with the Company (the “Termination Date”).

4.

Vesting of Option.  (a)  The Option shall vest and become exercisable prior to the Termination Date in accordance with the following Schedule:

On or after each of the following dates	Number of ADSs with respect to which the Option is exercisable

8th September, 2005	100,000
8th September, 2006	100,000
8th September, 2007	100,000

(b)

For the avoidance of doubt, the number of ADSs with respect to which the Option becomes exercisable on each of 8th September, 2006 and 8th September, 2007 shall be in addition to the number of ADSs with respect to which the Option shall have previously become exercisable so that the Option may be exercised in full on or after 8th September, 2007.

(c)

In the event that any portion of the Option shall not have been exercised by the Termination Date, such portion shall expire.  Notwithstanding the foregoing provisions of this Section 4, no exercise shall be effective to the extent it would require the delivery of fractional ADSs.

(d)

For the avoidance of doubt, the vesting and right to exercise the Option and the timing of such exercise shall not be affected by the termination of the employment of the Grantee for any reason.

5.

Change in Control.  Notwithstanding any other provision in this Agreement to the contrary, upon a Change of Control (as hereinafter defined), any unvested portion of the Option shall immediately vest and thereupon the Option shall become exercisable in full, and the Optionee shall thereafter be entitled to exercise the Option in whole or in part at any time prior to the Termination Date.  The Company shall promptly notify Grantee as soon as the Company is notified of the occurrence of a Change in Control and shall provide Grantee with details of the terms of the transaction by which the Change of Control occurred to the extent that the Company is in possession of such details.  As used herein, “Change of Control” shall mean any sale, transfer, pledge or other encumbrance of shares or ADSs, or the issuance of shares or ADSs, or any other transaction or event including, without limitation, merger or consolidation, as a result of which Cornerstone Overseas Investments, Limited, either alone or with its affiliates, ceases to have control of the Company, where “control” shall mean the right, either directly or indirectly, to elect a majority of the directors of the Company without the consent or acquiescence of any third party.

6.

Exercise of Option. On or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Section 3 or 4 above, the portion of the Option which has become exercisable may be exercised in whole or in part, and in several parts from time to time, by the Grantee (or his or her permitted successor) upon delivery or surrender of the following to the Company:

()

a written notice of exercise which identifies this Agreement and states the number of ADSs then being purchased;

()

either

(i)

cash (or other consideration acceptable to the Company) in an amount (or, in the case of other consideration, having a combined value) equal to the aggregate Exercise Price for the ADSs then being purchased, determined (subject to Section 9) in accordance with Section 2 above ; or

(ii)

cash, and/or ADSs then owned by the Grantee and/or then issuable upon the exercise of the Option in an amount (or, in the case of ADSs, having a combined Fair Market Value) equal to the aggregate Exercise Price for the ADSs then being purchased;

(c)

additional cash in an amount, if any, reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Grantee in connection with the exercise of this Option; and

(d)

if, pursuant to Section 11(c), the Grantee exercises the Option, in whole or in part, before the ordinary shares underlying the ADSs issuable upon exercise of the Option have been registered in accordance with Section 11(b), a letter, if requested by the Company, in such form and substance as the Company may require to ensure compliance with all applicable securities laws, including the United States securities laws, setting forth the investment intent of the Grantee, or his or her permitted successor, as the case may be, with respect to such ADSs.

For purposes of this Agreement, “Fair Market Value” of an ADS shall mean (1) if the ADS is traded on a national stock exchange on the date of exercise of the Option, the closing price reported by the applicable composite transactions report on such date, or if the ADS is not traded on such date, the mean between the closing bid and asked prices thereof on that date on such exchange; (2) if the ADS is traded over-the-counter and is classified as a national market issue on the date of exercise of the Option, the last reported transaction price quoted by the NASDAQ on such date; (3) if the ADS is traded over-the-counter and is not classified as a national market issue on the date of exercise of the Option, the mean between the last representative bid-and-asked prices quoted by NASDAQ on such date; and (4) if none of the foregoing provisions is applicable, the value as of the date of exercise of the Option as determined by the Board of Directors of the Company in good faith on such basis as it reasonably deems appropriate.

Upon satisfaction of the conditions and requirements of this Section 6 (and subject to the provisions of Section 11), the Company shall deliver to the Grantee (or his or her permitted successor) ADRs for the number of ADSs in respect of which the Option shall have been exercised (less the number of ADSs, if any, issuable upon such exercise that are utilized in the payment of the Exercise Price in a cashless exercise).

Notwithstanding the foregoing, the Grantee shall take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by this Agreement or applicable law.

7.

Limitation Upon Transfer.  This Option and all rights granted hereunder shall not be transferred by the Grantee, shall not be assigned, pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer this Option, or to assign, pledge or hypothecate or otherwise dispose of this Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall immediately become null and void.  The Option shall be exercised only by the Grantee.  Notwithstanding the foregoing, if Grantee shall die or become disabled while the Option is still exercisable according to its terms and Grantee shall not have fully exercised the Option, until the Termination Date, such Option may be exercised at any time after Grantee’s death or disability by the personal representatives or administrators or guardians of Grantee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the same extent that the Option could have been exercised by Grantee under the terms of this Agreement.

8.

No Limitation on Rights of the Company.  The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

9.

Recapitalizations and Related Transactions.  If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction: (i) the outstanding ADSs are increased, decreased or exchanged for a different number or kind of ADSs, shares or other securities of the Company, or (ii) additional ADSs, shares or new or different shares or other non-cash assets are distributed with respect to such ADSs or other securities; then in any such case an appropriate and proportionate adjustment shall be made in the number of ADSs subject to this Agreement and/or the Exercise Price.

10.

Rights as a Shareholder.  The Grantee shall have the rights of a holder of the Company’s ADSs with respect to the ADSs covered by the Option only upon becoming the holder of record of those ADSs.

11.

Compliance with Applicable Law.  (a)  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any ADSs (as evidenced by ADRs) pursuant to the exercise of the Option, unless and until the Company is advised by its counsel (such advice not to be unreasonably withheld, delayed or conditioned) that the issuance and delivery of such ADSs is in compliance with all applicable laws and regulations, including, without limitation, the United States Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the listing and/or qualification requirements of any applicable Stock Exchange or the Nasdaq Stock Market, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China and all other requirements of law or of any regulatory agencies having jurisdiction over the Company.  For so long as the foregoing conditions precedent are not satisfied in full, the issue of the ADSs pursuant to an exercise of the Option shall be deferred, but so that the Company shall use reasonable best efforts to ensure that such issue shall be completed in accordance with this Section 11(a) and Sections 11(b) and (c) without delay.

(b)

The Company shall take all steps necessary to ensure that the ordinary shares underlying the ADSs to be issued on exercise of the Option shall be registered under the Securities Act or any successor statute as soon as reasonably practicable after the date of this Agreement (by way of a shelf or other registration) and duly listed on the Nasdaq SmallCap Market or such other United States securities exchange as shall be the principal securities exchange on which the ADSs shall then be traded so that Grantee shall be permitted to sell the ADSs issuable upon exercise of the Option free from any restrictions imposed by the Securities Act or any other applicable securities laws immediately upon their issue.   Upon any shelf or other registration being effected in respect of the ordinary shares underlying the ADSs to be issued on exercise of the Option, the Company will maintain such registration in force thereafter unless the Option expires or terminates without having been exercised in whole or in part.

(c)

If the Grantee exercises the Option before the ordinary shares underlying the ADSs to be issued on exercise of the Option shall have been registered under the Securities Act or such successor statute, then (i) as a condition to the issuance of the ADSs upon exercise of the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the ADSs are being purchased only for investment purposes and without any present intention to sell or distribute such ADSs if, in the opinion of the Company, such a representation and warranty is required by law and (ii) any certificate or certificates delivered pursuant to any exercise of the Option shall bear such legends as the Company may deem advisable to reflect restrictions which may be imposed by law, including, without limitation, the Securities Act of 1933.

12.

No Obligation to Exercise Option.  The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

13.

Agreement Not a Contract of Employment or Other Relationship.  This Agreement is not a contract of employment, and the terms of employment of the Grantee or the relationship of the Grantee with the Company or any of its affiliates shall not be affected in any way by this Agreement except as specifically provided herein.  The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or any of its affiliates, nor shall it interfere with the right of the Company or any of its affiliates to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

14.

Reservation of Ordinary Shares/ADSs.  The Company shall, at all times during the term of this Agreement, reserve and keep available such number of ADSs (and underlying ordinary shares) as will be sufficient to permit the exercise of the Option in full.

15.

Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service.  Any such notice shall be deemed given when received by the intended recipient.

16.

Amendments.  This Agreement may be amended or modified at anytime by an instrument in writing signed by the parties hereto.

17.

Governing Law.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

18.

Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement under any law deemed applicable by the board of directors of the Company, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the board of directors of the Company, materially altering the purpose or intent of this Agreement, such provision shall be stricken as to such jurisdiction or this Agreement, and the remainder of this Agreement shall remain in full force and effect.

19.

No Trust or Fund Created.  This Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and Grantee or any other person.

20.

Headings.  Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

21.

Undertaking.  Both parties hereby agree to take whatever additional actions and execute whatever additional documents either party may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the other party under the provisions of this Agreement.

22.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto.

IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Agreement as of the date first written above.

GRAND TOYS INTERNATIONAL LIMITED

By:_/s/ Henry Hu_____________________

Name: Henry Hu

Title:   Chairman & CEO

_/s/ Willie Long Chi Wong____________

Grantee